Execution

LEHMAN BROTHERS BANK, FSB,
Purchaser
and

COUNTRYWIDE HOME LOANS, INC.,
Company

FLOW MORTGAGE LOAN PURCHASE, WARRANTIES AND SERVICING AGREEMENT

Dated as of March 1, 2006

Conventional Residential Fixed and
Adjustable Rate Mortgage Loans

Group No. 2006-Flow

TABLE OF CONTENTS

		Page
ARTICLE I.

DEFINITIONS

ARTICLE II.

CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES;
BOOKS AND RECORDS; CUSTODIAL AGREEMENT
DELIVERY OF DOCUMENTS

Section 2.01.	Conveyance of Mortgage Loans; Possession of Mortgage Files; Maintenance of Servicing Files.	13
Section 2.02.	Books and Records; Transfers of Mortgage Loans.	13
Section 2.03.	Custodial Agreement; Delivery of Documents.	14
Section 2.04.	MERS Designated Mortgage Loans.	15

ARTICLE III.

PURCHASE PRICE

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES;
REMEDIES AND BREACH

Section 4.01.	Company Representations and Warranties.	16
Section 4.02.	Representations and Warranties Regarding Individual Mortgage Loans.	18
Section 4.03.	Remedies for Breach of Representations and Warranties.	30
Section 4.04.	Restrictions and Requirements Applicable in the Event that a Mortgage Loan is Acquired by a REMIC.	32
Section 4.05.	Pre- Closing Due Diligence.	34

ARTICLE V.

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 5.01.	Company to Act as Servicer.	34
Section 5.02.	Liquidation of Mortgage Loans.	36
Section 5.03.	Collection of Mortgage Loan Payments.	37
Section 5.04.	Establishment of and Deposits to Custodial Account.	37
Section 5.05.	Permitted Withdrawals From Custodial Account.	38

- i -

- ii -

- iii -

Section 12.20.	No Personal Solicitation.	70
Section 12.21.	Appointment and Designation of Master Servicer.	71
Section 12.22.	Regulation AB Addendum.	71
Section 12.23.	Documents Mutually Drafted.	71

- iv -

EXHIBITS

EXHIBIT A-1	FORM OF ACKNOWLEDGMENT AND CONVEYANCE AGREEMENT
EXHIBIT A-2	MORTGAGE LOAN SCHEDULE DATA FIELDS
EXHIBIT B	CONTENTS OF EACH MORTGAGE FILE
EXHIBIT C	FORM OF CUSTODIAL ACCOUNT LETTER AGREEMENT
EXHIBIT D	FORM OF ESCROW ACCOUNT LETTER AGREEMENT
EXHIBIT E-1	FORM OF MONTHLY REMITTANCE ADVICE
EXHIBIT E-2	STANDARD LAYOUT FOR DEFAULTED LOAN REPORT
EXHIBIT F	FORM OF COMPANY’S OFFICER’S CERTIFICATE
EXHIBIT G	FORM OF OPINION OF COUNSEL TO COMPANY
EXHIBIT H-1	FORM OF SECURITY RELEASE CERTIFICATION
EXHIBIT H-2	FORM OF SECURITY RELEASE CERTIFICATION
EXHIBIT I	REGULATION AB ADDENDUM

- v -

This is a Flow Mortgage Loan Purchase, Warranties and Servicing Agreement (this “Agreement”), dated as of March 1, 2006, by and between Lehman Brothers Bank, FSB, as purchaser (the “Purchaser”), and Countrywide Home Loans, Inc., as seller and servicer (the “Company”).

WITNESSETH:

WHEREAS, the Company has agreed to sell from time to time to the Purchaser, and the Purchaser has agreed to purchase from time to time from the Company, certain fixed and adjustable rate residential first and second lien mortgage loans (the “Mortgage Loans”) on a servicing retained basis as described herein, and which shall be delivered as whole loans on the related Closing Date, as defined below;

WHEREAS, each Mortgage Loan will be secured by a mortgage, deed of trust or other security instrument creating a first or second lien on a residential dwelling located in the jurisdiction indicated on the related Mortgage Loan Schedule; and

WHEREAS, the Purchaser and the Company wish to prescribe the manner of conveyance, servicing and control of the Mortgage Loans.

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Company agree as follows:

ARTICLE I.

DEFINITIONS

The following terms are defined as follows (except as otherwise agreed in writing by the parties):

Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices (i) of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located and (ii) in accordance with all applicable state, federal and local laws, rules and regulations.

Acknowledgment and Conveyance Agreement: The agreement, substantially in the form of Exhibit A-1 hereto to be executed by the Company and the Purchaser on each Closing Date.

Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Agency Transfer: The sale or transfer by Purchaser of some or all of the Mortgage Loans to Fannie Mae under its Cash Purchase Program or its MBS Swap Program (Special Servicing Option) or to Freddie Mac under its Freddie Mac Cash Program or Gold PC Program, retaining the Company as “servicer” thereunder.

Agreement: This Flow Mortgage Loan Purchase, Warranties and Servicing Agreement and all amendments hereof and supplements hereto.

ALTA: The American Land Title Association or any successor thereto.

Ancillary Income: All income derived from the Mortgage Loans, excluding Servicing Fees and Prepayment Charges attributable to the Mortgage Loans, including but not limited to, late charges, fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, assumption fees, optional insurance administrative fees, Prepayment Interest Excess amounts and all other incidental fees and charges.

Appraised Value: The value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property or the sale price of the related Mortgaged Property, whichever is less.

ARM Mortgage Loan: An adjustable rate Mortgage Loan.

Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser, or in the case of a MERS Designated Mortgage Loan, a confirmed electronic transmission to MERS, identifying a transfer of ownership of the related Mortgage to the Purchaser or its designee.

Balloon Mortgage Loan: Any Mortgage Loan wherein the Mortgage Note matures prior to full amortization and requires a final and accelerated payment of principal.

BIF: The Bank Insurance Fund, or any successor thereto.

BPO: A broker’s price opinion obtained by the Purchaser.

Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the State of New York, Texas or California are authorized or obligated by law or executive order to be closed.

Closing Date: Means a date on which the Company shall sell and the Purchaser shall purchase Mortgage Loans under this Agreement as set forth in the related Purchase Price and Terms Letter.

Code: The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

Combined Loan-to-Value Ratio or CLTV: With respect to any Second Lien Mortgage Loan, the ratio (expressed as a percentage) of (a) the sum of (i) the outstanding principal balance of the Mortgage Loan at origination and (ii) the original principal amount of any related First Lien Mortgage Loan (as of the origination date of the Second Lien Mortgage Loan) and (b) the lesser of (i) the Appraised Value of the Mortgaged Property and (ii) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property.

Commission: The United States Securities and Exchange Commission.

Company: Countrywide Home Loans, Inc., or its successor in interest or assigns, or any successor to the Company under this Agreement appointed as herein provided.

Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

Custodial Account: The separate trust account created and maintained pursuant to Section 5.04.

Custodial Agreement: The agreement(s) governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other Mortgage Loan Documents. If more than one Custodial Agreement is in effect at any given time, all of the individual Custodial Agreements shall collectively be referred to as the “Custodial Agreement.”

Custodian: The custodian under the Custodial Agreement, or its successor in interest or assigns or any successor to the Custodian under the Custodial Agreement, as therein provided.

Customer Information: The nonpublic personal information (as defined in 15 U.S.C. § 6809(4)) of the Mortgagors held or received by the Company in connection with the performance of its obligations under this Agreement.

Cut-off Date: With respect to any Mortgage Loan purchased on a Closing Date, the date as may be set forth in the related Purchase Price and Terms Letter.

Deleted Mortgage Loan: A Mortgage Loan which is repurchased by the Company in accordance with the terms of this Agreement or which is, in the case of a substitution pursuant to Section 4.03, replaced or to be replaced with a Qualified Substitute Mortgage Loan.

Determination Date: The 15th day (or if such 15th day is not a Business Day, the Business Day immediately following such 15th day) of the month of the related Remittance Date.

Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

Due Period: With respect to each Remittance Date, the period commencing on the second day of the month preceding the month of the Remittance Date and ending on the first day of the month of the Remittance Date.

Eligible Investments: Any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than the Determination Date in each month:

(i) direct obligations of, and obligations fully guaranteed by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; and

(ii) federal funds, demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) are rated “P-1” by Moody’s Investors Service, Inc. and the long-term debt obligations of such holding company) are rated “P-1” by Moody’s Investors Service, Inc. and the long-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the long-term debt obligations of such holding company) are rated at least “Aa” by Moody’s Investors Service, Inc.;

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations; provided, further, that upon a Pass-Through Transfer, the Eligible Investments permitted thereunder shall be set forth in the related Reconstitution Agreement, if amended by such Reconstitution Agreement.

Notwithstanding anything to the contrary contained herein, with respect to Mortgage Loans subject to an Agency Transfer (if applicable) or a Pass-Through Transfer, in the event that the applicable Reconstitution Agreement has a more limiting definition of “Eligible Investments”, then the definition contained in such Reconstitution Agreement shall apply to such Mortgage Loans, if agreed upon by the Company.

Errors and Omissions Insurance Policy: An errors and omissions insurance policy to be maintained by the Company pursuant to Section 5.12.

Escrow Account: The separate account or accounts created and maintained pursuant to Section 5.06.

Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage Loan.

Event of Default: Any one of the conditions or circumstances enumerated in Section 10.01.

Fannie Mae: Fannie Mae, or any successor thereto.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

FICO Score: A statistical credit score obtained by mortgage lenders in connection with the loan application to help assess a Mortgagor’s creditworthiness.

Fidelity Bond: A fidelity bond to be maintained by the Company pursuant to Section 5.12.

First Lien: With respect to any Second Lien Mortgage Loan, the mortgage loan relating to the corresponding Mortgaged Property having a first priority lien.

Freddie Mac: Freddie Mac, or any successor thereto.

Gross Margin: With respect to each ARM Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine, on each Interest Rate Adjustment Date, the Mortgage Interest Rate for such Mortgage Loan.

Index: With respect to each ARM Mortgage Loan, the index identified in the related Purchase Price and Terms Letter.

Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

Interim Funder: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS System as the interim funder pursuant to the MERS Procedures Manual.

Interest Rate Adjustment Date: The date on which an adjustment to the Mortgage Interest Rate on a Mortgage Note becomes effective.

Investor: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS System as the investor pursuant to the MERS Procedures Manual.

Lifetime Rate Cap: The provision of the Mortgage Note related to each ARM Mortgage Loan which provides for an absolute maximum Mortgage Interest Rate thereunder as set forth on the related Mortgage Loan Schedule and/or the related Mortgage Note.

Liquidation Proceeds: Cash, other than Insurance Proceeds, received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio of the outstanding principal amount of the Mortgage Loan as of the related origination Date to the lesser of (a) the Appraised Value of the Mortgaged Property and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property.

LPMI Loan: A Mortgage Loan with a LPMI Policy.

LPMI Policy: A policy of mortgage guaranty insurance as obtained by the Purchaser, issued by a Qualified Insurer pursuant to which the related premium is to be paid by the Company from payments of interest made by the Mortgagor.

LPMI Fee: With respect to each LPMI Loan, the portion of the Mortgage Interest Rate as set forth on the related Mortgage Loan Insurance Coverage Schedule as provided by the Purchaser to the Company (which shall be payable solely from the interest portion of Monthly Payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds), which, during such period prior to the required cancellation of the LPMI Policy, shall be used to pay the premium due on the related LPMI Policy.

Master Servicer: Has the meaning set forth in Section 12.22.

MERS: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, and its successors in interest.

MERS Designated Mortgage Loan: Mortgage Loans for which (a) the Company has designated MERS as the mortgagee of record, as nominee for the Company and (b) the Company has designated or will designate the Purchaser as the Investor on the MERS System.

MERS Identification Number: The eighteen digit number permanently assigned to each MERS Designated Mortgage Loan.

MERS Procedures Manual: The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

MERS System: MERS Electronic Registration Systems, Inc., or any successor thereto.

Monthly Advance: The portion of Monthly Payment delinquent with respect to each Mortgage Loan at the close of business on the Determination Date required to be advanced by the Company pursuant to Section 6.03 on the Business Day immediately preceding the Remittance Date of the related month.

Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first or second lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note or a lien upon a leasehold estate, as the case may be.

Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit B hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

Mortgage Impairment Insurance Policy: A mortgage impairment or blanket hazard insurance policy as described in Section 5.11.

Mortgage Interest Rate: With respect to each fixed rate Mortgage Loan, the fixed annual rate of interest borne on a Mortgage Note. With respect to each ARM Mortgage Loan, the annual rate of interest borne on a Mortgage Note, as adjusted from time to time in accordance with the provisions of the Mortgage Note.

Mortgage Interest Rate Cap: With respect to each ARM Mortgage Loan, the limit on each Mortgage Interest Rate adjustment as set forth in the related Mortgage Note.

Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule annexed as Annex 1 to the related Acknowledgment and Conveyance Agreement, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, except for the servicing rights related thereto which are retained by the Company.

Mortgage Loan Documents: The documents contained in the Mortgage File pertaining to each Mortgage Loan.

Mortgage Loan Package: A group of Mortgage Loans sold to the Purchaser by the Company on a Closing Date and set forth on the Mortgage Loan Schedule annexed to the related Acknowledgment and Conveyance Agreement.

Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest remitted to the Purchaser, which shall be equal to the Mortgage Interest Rate minus the Servicing Fee Rate.

Mortgage Loan Schedule: A schedule of Mortgage Loans annexed as Annex 1 to each Acknowledgment and Conveyance Agreement, each such schedule setting forth the data and information listed on Exhibit A-2 with respect to each Mortgage Loan.

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property: The real property (or leasehold estate, if applicable) securing repayment of the debt evidenced by a Mortgage Note.

Mortgagor: The obligor on a Mortgage Note.

Officer’s Certificate: A certificate signed by (a) the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President and (b) the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Company, and delivered to the Purchaser as required by this Agreement.

Opinion of Counsel: A written opinion of counsel, who may be an employee of the Company, reasonably acceptable to the Purchaser, provided that any Opinion of Counsel relating to (a) qualification of the Mortgage Loans in a REMIC or (b) compliance with the REMIC Provisions, must be an opinion of counsel who (i) is in fact independent of the Company and any Master Servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Company or any Master Servicer of the Mortgage Loans or in an Affiliate of any such entity and (iii) is not connected with the Company or any Master Servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.

Pass-Through Transfer: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Periodic Rate Cap: The provision of the Mortgage Note related to each ARM Mortgage Loan which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Interest Rate Adjustment Date above or below the Mortgage Interest Rate previously in effect. The Periodic Rate Cap for each ARM Mortgage Loan is the rate set forth on the related Mortgage Loan Schedule.

Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

PMI Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer, solely with respect to those Mortgage Loans that have such a policy.

Prepayment Charge: With respect to any Mortgage Loan and Remittance Date, the charges or premiums, if any, due in connection with a full or partial prepayment of such Mortgage Loan during the immediately preceding Principal Prepayment Period in accordance with the terms of the related Mortgage Note.

Prepayment Interest Excess: With respect to any Remittance Date, for each Mortgage Loan that was the subject of a Principal Prepayment during the period from the related Due Date to the end of the related Prepayment Period, any payment of interest received in connection therewith (net the related Servicing Fee) representing interest accrued for any portion of such month of receipt.

Prepayment Interest Shortfall Amount: With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Due Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan’s Due Date in such Due Period, the amount of interest (net the related Servicing Fee) that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

Prime Rate: The prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal.

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Principal Prepayment Period: The period beginning on the 16th day of the preceding the month in which the related Remittance Date occurs and ending on the 15th day of the month in which such Remittance Date occurs.

Purchase Price: The price paid on the related Closing Date by the Purchaser to the Company in exchange for the Mortgage Loans as calculated in Article III of this Agreement.

Purchase Price and Terms Letter: With respect to each purchase of a Mortgage Loan Package hereunder, that certain letter agreement by and between the Company and the Purchaser setting forth the general terms, conditions and portfolio characteristics for each Mortgage Loan Package to be purchased hereunder as of any Closing Date.

Purchaser: Lehman Brothers Bank, FSB or its successor in interest or assigns under this Agreement as herein provided.

Qualified Appraiser: An appraiser who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

Qualified Depository: A depository the accounts of which are insured by the FDIC through the BIF or the SAIF and the debt obligations of which are rated in the two highest short term ratings by Standard & Poor’s, A Division of The McGraw Hill Companies.

Qualified Insurer: A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business.

Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by the Company for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan; (ii) have a Mortgage Loan Remittance Rate not less than and not more than 2% greater than the Mortgage Loan Remittance Rate of the Deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than and not more than one year less than that of the Deleted Mortgage Loan; (iv) have a Gross Margin not less than that of the Deleted Mortgage Loan; (v) have a Lifetime Rate Cap not less than that of the Deleted Mortgage Loan; (vi) have a Periodic Rate Cap not less than that of the Deleted Mortgage Loan; (vii) comply with each representation and warranty set forth in Sections 3.01 and 3.02; and (viii) be a REMIC Eligible Mortgage Loan.

Rating Agency: Any of Fitch, Inc., Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services, A Division of The McGraw-Hill Companies, Inc., or their respective successors, as applicable, or such other applicable rating agency.

Reconstitution: Any Pass-Through Transfer, Whole Loan Transfer or Agency Transfer.

Reconstitution Agreement: The agreement or agreements entered into by the Purchaser and/or certain third parties on the Reconstitution Date(s) with respect to any or all of the Mortgage Loans in a particular Mortgage Loan Package, in connection with a Pass-Through Transfer, an Agency Transfer or a Whole Loan Transfer.

Reconstitution Date: The date or dates on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of a Pass-Through Transfer pursuant to Section 8.01.

Regulation AB: Subpart 229.1100 - Mortgage Loan Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Mortgage Loan-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC Documents: The document or documents creating and governing the administration of a REMIC.

REMIC Eligible Mortgage Loan: A Mortgage Loan held by a REMIC which satisfies and/or complies with all applicable REMIC Provisions.

REMIC Provisions: Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto, and related provisions, and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

Remittance Date: The 24th day (or if such 24th day is not a Business Day, the first Business Day immediately following) of any month.

REO Disposition: The final sale by the Company of any REO Property.

REO Disposition Proceeds: All amounts received with respect to an REO Disposition pursuant to Section 5.16.

REO Property: A Mortgaged Property acquired by the Company on behalf of the Purchasers through foreclosure or by deed in lieu of foreclosure, as described in Section 5.16.

Repurchase Price: As defined in the related Purchase Price and Terms Letter.

SAIF: The Savings Association Insurance Fund, or any successor thereto.

Second Lien Mortgage Loan: A Mortgage Loan secured by a second lien on the related Mortgaged Property.

Securities Act: The Securities Act of 1933, as amended.

Servicing Advances: All customary, reasonable and necessary “out of pocket” costs and expenses other than Monthly Advances (including reasonable attorneys’ fees and disbursements) incurred in the performance by the Company of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of any REO Property and (d) compliance with the obligations under this Agreement, including without limitation, Sections 5.01, 5.02, 5.08, 5.10, 5.13, 5.14, 5.15, and 5.16.

Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to the Company, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds, to the extent permitted by Section 5.05) of such Monthly Payment collected by the Company.

Servicing Fee Rate: 0.50%, or such other amount as set forth in the related Purchase Price and Terms Letter.

Servicing File: With respect to each Mortgage Loan the file retained by the Company consisting of originals of all documents in the Mortgage File, which are not delivered to the Purchaser or the Purchaser’s designee, and copies of the Mortgage Loan Documents listed on Exhibit B hereto.

Stated Principal Balance: As to each Mortgage Loan, (i) the principal balance of the Mortgage Loan at the related Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

Subservicer: Any Subservicer which is subservicing the Mortgage Loans pursuant to a Subservicing Agreement. Any subservicer shall meet the qualifications set forth in Section 5.01.

Subservicing Agreement: An agreement between the Company and a Subservicer for the servicing of the Mortgage Loans.

Texas Home Equity Loan: An extension of credit described in Section 50(a)(6), Article XVI of the Texas Constitution.

Underwriting Guidelines: The underwriting guidelines of the Company attached as Annex 3 to the related Acknowledgment and Conveyance Agreement.

Whole Loan Transfer: The sale or transfer of some or all of the Mortgage Loans to a third party purchaser in a whole loan transaction pursuant to a loan purchase, warranties and servicing agreement or a participation and servicing agreement, or similar agreement, retaining the Company as “servicer” thereunder.

ARTICLE II.

CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES;
BOOKS AND RECORDS; CUSTODIAL AGREEMENT
DELIVERY OF DOCUMENTS

Section 2.01. Conveyance of Mortgage Loans; Possession of Mortgage Files; Maintenance of Servicing Files.

On each Closing Date, the Company, simultaneously with the execution and delivery of the related Acknowledgment and Conveyance Agreement, does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement, all right, title and interest of the Company in and to the Mortgage Loans included in the related Mortgage Loan Package, together with Mortgage Files and all rights and obligations arising under the documents contained therein for each Mortgage Loan. Pursuant to Section 2.03 hereof, on or prior to each Closing Date, the Company shall deliver the Mortgage Loan Documents for each Mortgage Loan included in the related Mortgage Loan Package to the Purchaser or its designee. The contents of each Servicing File required to be retained by the Company to service the Mortgage Loans included in the related Mortgage Loan Package pursuant to this Agreement and thus not delivered to the Purchaser are and shall be held in trust by the Company for the benefit of Purchaser as the owner thereof. The Company’s possession of any portion of the Servicing File is at the will of the Purchaser for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to this Agreement, and such retention and possession by the Company shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, and the contents of the Mortgage File and Servicing File are vested in the Purchaser and the ownership of all records and documents required to be included in the Mortgage File and Servicing File but not delivered or received until after the Closing Date, shall immediately vest in the Purchaser and shall be retained and maintained, in trust, by the Company at the will of the Purchaser in such custodial capacity only. The Servicing File retained by the Company pursuant to this Agreement shall be appropriately marked to clearly reflect the sale of the related Mortgage Loan to the Purchaser. The Company shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement, except when such release is required in connection with a repurchase of any such Mortgage Loan pursuant hereto.

Section 2.02. Books and Records; Transfers of Mortgage Loans.

Record title to each Mortgage and the related Mortgage Note as of the applicable Closing Date shall be in the name of the Purchaser or as the Purchaser shall designate. All rights arising out of the Mortgage Loans including, but not limited to, all funds received by the Company after the related Cut-off Date on or in connection with a Mortgage Loan shall be vested in the Purchaser; provided, however, that all funds received on or in connection with a Mortgage Loan shall be received and held by the Company in trust for the benefit of the Purchaser as owner of the Mortgage Loans, for the sole purpose of servicing the Mortgage Loans.

The sale of each Mortgage Loan shall be reflected on the Company’s balance sheet and other financial statements as a sale of assets by the Company. The Company shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser.

The Company shall maintain with respect to each Mortgage Loan and shall make available for inspection by any Purchaser or its designee the related Servicing File during the time the Purchaser retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

Section 2.03. Custodial Agreement; Delivery of Documents.

Not later than the date set forth in the related Purchase Price and Terms Letter, the Company shall deliver to the Custodian those Mortgage Loan Documents as required by this Agreement with respect to each Mortgage Loan in the related Mortgage Loan Package, a list of which is attached as Exhibit B hereto.

On or prior to the related Closing Date, the Custodian shall have certified its receipt of all such Mortgage Loan Documents required to be delivered pursuant to the Custodial Agreement, as evidenced by the initial certification of the Custodian in the form annexed to the Custodial Agreement. The Purchaser shall be responsible for maintaining the Custodial Agreement and shall pay all fees and expenses of the Custodian. On the related Closing Date, the Company shall release any interest that it has in the Mortgage Loan Documents upon its receipt of the Purchase Price for the Mortgage Loans.

Within ninety (90) days of receipt by the Company of any notice from the Purchaser or the Custodian that any of the Mortgage Loan Documents is missing or appears to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule (each, a “Material Defect”), the Company shall cure such Material Defect. If the Company does not so cure such Material Defect, it shall, if such Material Defect would under Accepted Servicing Practices reasonably be expected to materially and adversely affect the value of the Mortgage Loan, repurchase the related Mortgage Loan at the Repurchase Price.

The Company shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 5.01 or 7.01 in a timely manner upon their execution, provided, however, that the Company, in the event such document was submitted for recordation, shall provide the Custodian with a certified true copy of any such document in a timely manner and shall provide the original of such document submitted for recordation within 270 days of its submission for recordation.

Notwithstanding anything to the contrary set forth in this Section 2.03, in the event any Mortgage Loan Document is missing due to a delay caused by the public recording office in returning any such Mortgage Loan Document, upon the written request of the Purchaser, the Company shall deliver to the Custodian, within 270 days of the related Closing Date, an Officer’s Certificate which shall (i) identify the missing Mortgage Loan Document, and (ii) state that the Mortgage Loan Document has not been delivered to the Custodian due solely to a delay caused by the public recording office, and (iii) specify the date the applicable recorded document most likely will be delivered to the Custodian. The Company shall make best efforts to deliver to the Custodian the applicable recorded document by the date specified in (iv) above. An extension of the date specified in (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.

The Company shall deliver a final Mortgage Loan Schedule for the Mortgage Loans included in any Mortgage Loan Package to be purchased on any Closing Date to the Purchaser no later than the date set forth in the related Purchase Price and Terms Letter.

Section 2.04. MERS Designated Mortgage Loans.

With respect to each MERS Designated Mortgage Loan, the Company shall, within a reasonable time following the related Closing Date, designate the Purchaser as the Investor and the Custodian as custodian, and no Person shall be listed as Interim Funder on the MERS System.

ARTICLE III.

PURCHASE PRICE

The Purchase Price shall be the percentage of par as stated in the related Purchase Price and Terms Letter (subject to the adjustments as provided therein), multiplied by the aggregate scheduled principal balance, as of the related Cut-off Date, of the Mortgage Loans listed on the related Mortgage Loan Schedule, after application of payments of principal received on or before the related Cut-off Date. The initial principal amount of the Mortgage Loans shall be the aggregate scheduled principal balance of such Mortgage Loans, so computed as of the related Cut-off Date. On each Closing Date, the Purchaser shall deduct from the Purchase Price proceeds certain costs and expenses set forth in Article XIII or in the related Purchase Price and Terms Letter.

In addition to the Purchase Price as described above, the Purchaser shall pay to the Company, on the related Closing Date, accrued interest on the initial principal amount of the Mortgage Loans at the weighted average Mortgage Loan Remittance Rate from the related Cut-off Date through the day prior to the related Closing Date, inclusive.

The Purchase Price shall be paid on the related Closing Date by wire transfer of immediately available federal funds.

The Purchaser shall be entitled to (i) all principal received after the related Cut-off Date, (ii) all other recoveries of late charges, assumption fees or other charges collected after the related Cut-off Date, and (iii) all payments of interest on the Mortgage Loans at the Mortgage Interest Rate. The principal balance of each Mortgage Loan as of the related Cut-off Date is determined after application of payments of principal received on or before the related Cut-off Date. All payments of principal and interest (minus interest at the Servicing Fee Rate) due on the first day of the month after the related Cut-off Date shall belong to the Purchaser.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES;
REMEDIES AND BREACH

Section 4.01. Company Representations and Warranties.

The Company, as a condition to the consummation of the transactions contemplated hereby, makes the following representations and warranties to the Purchaser that, as of each Closing Date:

(a) Due Organization and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Company, and in any event the Company is in good standing with the laws of each state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this Agreement; the Company has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Company; and all requisite corporate action has been taken by the Company to make this Agreement valid and binding upon the Company in accordance with its terms;

(b) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Company, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Company pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(c) No Conflicts. Neither the execution and delivery of this Agreement, the acquisition of the Mortgage Loans by the Company, the sale of the Mortgage Loans to the Purchaser or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Company’s charter or by-laws or any legal restriction or any agreement or instrument to which the Company is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

(d) Ability to Service. The Company is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae and Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Company is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae and Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Company unable to comply with Fannie Mae and Freddie Mac eligibility requirements or which would require notification to either Fannie Mae and Freddie Mac;

(e) Reasonable Servicing Fee. The Company acknowledges and agrees that the Servicing Fee, as calculated at the Servicing Fee Rate, represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Company, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement.

(f) Ability to Perform. The Company does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Company is solvent and the sale of the Mortgage Loans will not cause the Company to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of the Company’s creditors;

(g) No Litigation Pending. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, threatened against the Company which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company, or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted, or in any material liability on the part of the Company, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Company contemplated herein, or which would be likely to impair materially the ability of the Company to perform under the terms of this Agreement;

(h) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with this Agreement or the Mortgage Loans, the delivery of a portion of the Mortgage Files to the Custodian or the sale of the Mortgage Loans to the Purchaser or the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the related Closing Date;

(i) Selection Process. The Mortgage Loans were not intentionally selected in a manner so as to affect adversely the interests of the Purchaser;

(j) No Untrue Information. Neither this Agreement nor any statement, report or other document created and furnished by the Company pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading;

(k) Sale Treatment. The Company has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes;

(l) No Broker Fees. The Company has not dealt with any broker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans;

(m) Financial Statements. The Company has delivered to the Purchaser financial statements as to its last three complete fiscal years and any later quarter ended more than 60 days prior to the execution of this Agreement. All such financial statements fairly present the pertinent results of operations and changes in financial position at the end of each such period of the Company and its subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto. There has been no change in the business, operations, financial condition, properties or assets of the Company since the date of the Company’s financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement;

(n) Fair Consideration. The consideration received by the Company upon the sale of the Mortgage Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Mortgage Loans;

(o) MERS. The Company is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Designated Mortgage Loans for as long as such Mortgage Loans are registered with MERS; and

(p) Company’s Origination. The Company’s decision to originate any mortgage loan or to deny any mortgage loan application is an independent decision based upon the related Underwriting Guidelines, and is in no way made as a result of Purchaser’s decision to purchase, or not to purchase, or the price Purchaser may offer to pay for, any such mortgage loan, if originated.

Section 4.02. Representations and Warranties Regarding Individual Mortgage Loans.

As to each Mortgage Loan, the Company hereby represents and warrants to the Purchaser that as of the related Closing Date:

(a) Mortgage Loans as Described. The information set forth in the related Mortgage Loan Schedule is complete, true and correct in all material respects;

(b) Payments Current. All payments required to be made up to the related Closing Date on the Mortgage Loan under the terms of the Mortgage Note have been made and credited. Unless otherwise set forth in the related Purchase Price and Terms Letter, (i) no payment required under the Mortgage Loan is delinquent nor has any payment under the Mortgage Loan been delinquent for thirty (30) days or more in the twelve (12) months preceding such Closing Date and (ii) no payment required under the Mortgage Loan is delinquent;

(c) No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Company has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and interest;

(d) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser and which has been or will be delivered to the Purchaser or its designee in accordance with this Agreement. The substance of any such waiver, alteration or modification has been approved by the issuer of any PMI Policy (if any) and the title insurer, to the extent required by the policy, and its terms are reflected on the related Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the issuer of any related PMI Policy (if any) and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Purchaser or its designee and the terms of which are reflected in the related Mortgage Loan Schedule;

(e) No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

(f) Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located. If upon origination of the Mortgage Loan, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards a life-of-loan flood insurance policy meeting the requirements of the current guidelines of the Federal Flood Insurance Administration is in effect which policy conforms to the requirements of Fannie Mae and Freddie Mac. Such flood insurance shall be with a Qualified Insurer. All individual insurance policies contain a standard mortgagee clause naming the Company and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor’s cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer and is in full force and effect. The Company has not engaged in, and has no knowledge of the Mortgagor or any subservicer having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Company;

(g) Compliance with Applicable Laws. At origination, any and all requirements of any applicable federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, anti-predatory and abusive lending, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such applicable laws or regulations;

(h) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Company has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has the Company waived any default resulting from any action or inaction by the Mortgagor;

(i) Location and Type of Mortgaged Property. The Mortgaged Property is a fee simple property or leasehold estate located in the state identified in the related Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development or a manufactured dwelling permanently affixed to the ground. None of the Mortgaged Properties are rural properties, mobile homes, log homes, geodesic homes or other unique property. No portion of the Mortgaged Property is used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes;

(j) Pool Characteristics. The pool characteristics with respect to the Mortgage Loans included in the related Mortgage Loan Package are set forth in the related Acknowledgment and Conveyance Agreement and are true and complete in all material respects;

(k) Valid First or Second Lien. With respect to any First Lien Mortgage Loan, the related Mortgage is a valid, subsisting, enforceable and perfected first lien on the Mortgaged Property, and, with respect to any Second Lien Mortgage Loan, the related Mortgage is a valid, subsisting, enforceable and perfected second lien on the Mortgaged Property, including all buildings on the Mortgaged Property, and all additions, alterations and replacements made at any time with respect to the foregoing. Such lien is free and clear of all adverse claims, liens and encumbrances having priority over the first or second lien, as applicable, of the Mortgage subject only to:

(i) with respect to any Second Lien Mortgage Loan, the related First Lien Mortgage Loan;

(ii) the lien of current real property taxes and assessments not yet due and payable;

(iii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and (i) referred to or to otherwise considered in the appraisal made for the originator of the Mortgage Loan or (ii) which do not adversely affect the appraised value of the Mortgaged Property set forth in such appraisal; and

(iv) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable (A) first lien and first priority security interest with respect to each First Lien Mortgage Loan, or (B) second lien and second priority security interest with respect to each Second Lien Mortgage Loan, in either case, on the property described therein and the Company has full right to sell and assign the same to the Purchaser;

(l) Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note and the Mortgage and any other related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage and any other related agreement, and the Mortgage Note and the Mortgage and any other related agreement have been duly and properly executed by such parties. The documents, instruments and agreements submitted for loan underwriting were not falsified by the Company, or, to the best of the Company’s knowledge, any other party, and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. The Company has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

(m) No Fraud. No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Company and, to the best of the Company’s knowledge, the Mortgagor, the appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or, in the application of any insurance in relation to such Mortgage Loan;

(n) Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

(o) Ownership. The Company is the sole owner of record and holder of the Mortgage Loan. The Mortgage Loan is not assigned or pledged, and the Company has good and marketable title thereto, and has full right to transfer and sell the Mortgage Loan therein to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest;

(p) Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) (i) organized under the laws of such state, (ii) qualified to do business in such state, (iii) federal savings and loan associations, savings banks or national banks having principal offices in such state, or (iv) not doing business in such state;

(q) Title Insurance. The Mortgage Loan is covered by an ALTA lender’s title insurance policy or other generally acceptable form of policy of insurance issued by a Qualified Insurer qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Company, its successors and assigns, as to the first priority lien of the Mortgage with respect to First Lien Mortgage Loans and as to the second priority lien of the Mortgage with respect to Second Lien Mortgage Loans in the original principal amount of the Mortgage Loan subject only to the exceptions contained in clauses (1), (2), (3) and (4) of the “Valid First or Second Lien” representation of this Section 4.02, and with respect to each ARM Mortgage Loan, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by applicable state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The Company, its successors and assigns, are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is valid and remains in full force and effect. No claims have been made under such lender’s title insurance policy, and no prior holder of the Mortgage, including the Company, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Company;

(r) No Defaults. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any applicable grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Company nor its predecessors have waived any default, breach, violation or event of acceleration. With respect to each Second Lien Mortgage Loan, (i) the First Lien Mortgage Loan is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note, (iii) there is no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;

(s) No Mechanics’ Liens. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

(t) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, no improvements on adjoining properties to which value was assigned encroach upon the Mortgaged Property and the value of the Mortgaged Property is not diminished by any improvements on adjoining properties which encroach the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

(u) Origination; Payment Terms. At the time the Mortgage Loan was originated, the originator was a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act or a savings and loan association, a savings bank, a commercial bank or similar institution which is supervised and examined by a Federal or State authority. The Mortgage Interest Rate is (a) with respect to fixed rate Mortgage Loans, the fixed interest rate set forth in the Mortgage Note and (b) with respect to ARM Mortgage Loans, adjusted on each Interest Rate Adjustment Date pursuant to the Mortgage Loan Documents and rounded as required under Accepted Servicing Practices and subject to the Mortgage Interest Rate Cap, the Periodic Rate Cap and the Lifetime Rate Cap. Except with respect to any Balloon Mortgage Loan as indicated on the related Mortgage Loan Schedule, the Mortgage Note is payable in equal monthly installments of principal and interest, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization. The Mortgage Interest Rate, as well as the Lifetime Rate Cap, the Periodic Rate Cap and the Mortgage Interest Rate Cap, are as set forth on the Mortgage Loan Schedule. No ARM Mortgage Loan contains terms whereby the Mortgagor is permitted to convert the Mortgage Loan to a fixed rate Mortgage Loan and no ARM Mortgage Loan contains a negative amortization provision;

(v) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption;

(w) Conformance with Underwriting Guidelines; Underwriting Methodology. The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines in effect at the time the Mortgage Loan was originated. The Mortgage Note and Mortgage are on forms acceptable to participants in the secondary mortgage market for similar types of Mortgage Loans;

(x) Occupancy of the Mortgaged Property. As of the related Closing Date, the Mortgaged Property was lawfully occupied under applicable law and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. The Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor’s primary residence, if applicable;

(y) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in the “Valid First or Second Lien” representation above;

(z) Loan-to-Value Ratio; Combined Loan-to-Value Ratio. No Mortgage Loan has an LTV or a CLTV of greater than 100%;

(aa) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

(bb) Acceptable Investment. The Company has no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan;

(cc) Ground Leases. a Mortgaged Property is subject to, (i) the ground lease is assignable or transferable; (ii) the ground lease will not terminate earlier than five years after the maturity date of the Mortgage Loan unless fee simple title will vest in the Mortgagor, an owner’s association or cooperative corporation at an earlier date; (iii) the ground lease does not provide for termination of the lease in the event of lessee’s default without the mortgagee being entitled to receive written notice of, and a reasonable opportunity to cure the default; (iv) the ground lease permits the mortgaging of the related Mortgaged Property; and (v) the ground lease protects the mortgagee’s interests in the event of a property condemnation;

(dd) Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered by the Company under this Agreement have been or will be delivered to the Purchaser or its designee in accordance with this Agreement;

(ee) Condominiums/Planned Unit Developments. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimus planned unit development) such condominium or planned unit development project meets Company’s underwriting guidelines.

(ff) Manufactured Homes. With respect to each Mortgage Loan secured by a manufactured home: (i) the manufactured home is permanently affixed to a foundation which is suitable for the soil conditions of the site; (ii) all foundations, both perimeter and interior, have footings that are located below the frost line; (iii) any wheels, axles and trailer hitches are removed from the manufactured home; (iv) the Mortgage Loan is covered under a standard real estate title insurance policy or attorney’s title opinion or certificate that identified the manufactured home as part of the real property and insures or indemnifies against any loss if the manufactured home is determined not to be part of the real property. In no event shall any Mortgage Loan be secured by a mobile home;

(gg) Due on Sale. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgage thereunder;

(hh) Transfer of Mortgage Loans. If the Mortgage Loan is not a MERS Designated Mortgage Loan, the Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(ii) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Company, the Mortgagor or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions currently in effect which may constitute a “buydown” provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

(jj) Consolidation of Future Advances. Any future advances prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate or readjustment feature and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having the lien priority as indicated on the Mortgage Loan Schedule by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

(kk) Mortgaged Property Undamaged. There is no proceeding pending or, to the best of the Company’s knowledge, threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

(ll) Collection Practices; Escrow Payments. The origination and collection practices used with respect to the Mortgage Loan have been in accordance with Accepted Servicing Practices, and have been in all respects in compliance with all applicable laws and regulations and in all material respects proper and prudent in the mortgage origination and servicing business. With respect to escrow deposits and Escrow Payments (other than with respect to Second Lien Mortgage Loans for which the mortgagee under the prior mortgage lien is collecting Escrow Payments), all such payments are in the possession of the Company and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. No escrow deposits or Escrow Payments or other charges or payments due the Company have been capitalized under the Mortgage or the Mortgage Note. With respect to each ARM Mortgage Loan, all Mortgage Interest Rate adjustments have been made in compliance with federal law and the terms of the Mortgage Note. The index used for the adjustment of the Mortgage Interest Rate on each ARM Mortgage Loan is the Index. The Company executed and delivered any and all notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments for the period on and prior to the Closing Date. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited;

(mm) Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a Qualified Appraiser;

(nn) Servicemembers’ Relief Act. The Mortgagor has not notified the Company, and the Company has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers’ Relief Act or any other federal or state law that would have the effect of suspending or reducing the Mortgagor’s payment obligations under a Mortgage Loan or that would prevent or restrict the ability of the Servicer to commence or continue with the foreclosure of the Mortgage Loan;

(oo) Environmental Matters. The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving any Mortgaged Property of which the Company is aware in which compliance with any environmental law, rule or regulation is an issue; and to the best of the Company’s knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation consisting a prerequisite to use and enjoyment of said property;

(pp) No Construction Loans. No Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgaged Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property;

(qq) Insurance. The Company has caused to be performed any and all acts required by a mortgagee to preserve the rights and remedies of the Purchaser in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Purchaser; No action, inaction, or event has occurred and no state of fact exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable pool insurance policy, special hazard insurance policy, PMI Policy (if any) or bankruptcy bond. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Company or any designee of the Company or any corporation in which the Company or any officer, director, or employee had a financial interest at the time of placement of such insurance;

(rr) Regarding the Mortgagor. The Mortgagor is one or more natural persons;

(ss) Simple Interest Mortgage Loans. None of the Mortgage Loans are simple interest Mortgage Loans;

(tt) Single Premium Credit Life Insurance. No Mortgagor was required to purchase any credit life, disability, accident or health insurance product or debt cancellation agreement as a condition of obtaining the extension of credit evidenced by the Mortgage Loan. No Mortgagor obtained a prepaid single-premium credit life, disability, accident or health insurance policy in connection with the origination of the Mortgage Loan. No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan;

(uu) Mortgagor Disclosure. All points, fees and charges (including finance charges), whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan have been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans. The Company shall maintain such statement in the Mortgage File;

(vv) Tax Service Contract Except with respect to the Mortgage Loans for which Purchaser will obtain a tax service contract pursuant to Section 12.05, the Company has obtained a life of loan, transferable real estate tax service on each Mortgage Loan and such contract is assignable to the Purchaser without cost;

(ww) Flood Certification Contract. Except with respect to the Mortgage Loans for which Purchaser will obtain a flood certification contract pursuant to Section 12.05, the Company has obtained a life of loan, transferable flood certification contract for each Mortgage Loan and such contract is assignable to the Purchaser or the Purchaser’s designee without cost;

(xx) Recordation. Each original Mortgage was recorded and, except for those Mortgage Loans subject to MERS, all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Company, or is in the process of being recorded;

(yy) FICO Scores. The FICO score of each Mortgage Loan is not less than what is set forth on the related Mortgage Loan Schedule;

(zz) Prepayment Premium. With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) the prepayment premium is enforceable and will be enforced by the Company, (ii) the prepayment premium is permitted pursuant to federal, state and local law With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the origination of such Mortgage Loan, the Mortgagor agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to the origination of such Mortgage Loan, the Mortgagor was offered the option of obtaining a mortgage loan that did not require payment of such a premium, (iii) the prepayment premium is disclosed to the Mortgagor in the Mortgage Loan Documents pursuant to applicable state and federal law and notwithstanding any state or federal law to the contrary or clause (i) above, the Company shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the Mortgagor’s default in making the loan payments and (vi) the prepayment premium is set forth on the related Mortgage Loan Schedule;

(aaa) Predatory Lending Regulations. No Mortgage Loan is subject to the requirements of the Home Ownership and Equity Protection Act of 1994. No Mortgage Loan is classified as a “high cost,” “threshold,” “abusive” or “predatory” loan or a similarly defined loan under any applicable state, federal or local law (or similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny and additional legal assignee liability for residential mortgage loans having high interest rates, points and/or fees). Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable anti-predatory and abusive lending laws. No Mortgage Loan is classified as “High Cost” as set forth in the current Standard & Poor’s LEVELS® Glossary;

(bbb) Higher Cost Products. No Mortgagor was encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan’s originator which is a higher cost product designed for less creditworthy Mortgagors, unless at the time of the Mortgage Loan’s origination, such Mortgagor did not qualify taking into account credit history and debt to income ratios for a lower cost credit product then offered by the Mortgage Loan’s originator or any Affiliate of the Mortgage Loan’s originator. If, at the time of loan application, the Mortgagor may have qualified for a lower cost credit product then offered by any mortgage lending Affiliate of the Mortgage Loan’s originator, the Mortgage Loan’s originator referred the Mortgagor’s application to such Affiliate for underwriting consideration;

(ccc) Origination Practices. No predatory or deceptive lending practices or deceptive trade practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Mortgage Loan;

(ddd) Texas Home Equity Loans. With respect to any Mortgage Loan which is a Texas Home Equity Loan, any and all requirements of Section 50, Article XVI of the Texas Constitution applicable to Texas Home Equity Loans which were in effect at the time of the origination of the Mortgage Loan have been complied with. Specifically, without limiting the generality of the foregoing, any fees paid in connection with such Mortgage Loan in order for the Mortgagor to receive a reduced interest rate are not required to be included in the calculation of the aggregate fees pursuant to Section 50(a)(6)(E) of the Texas Constitution;

(eee) Credit Reporting. The Company has caused to be fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its Mortgagor credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis. The Company shall have transmitted full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19, and, for each Mortgage Loan, the Company shall have reported one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off;

(fff) Second Lien Mortgage Loans. Either (a) no consent for the Second Lien Mortgage Loan is required by the holder of the related first lien or (b) such consent has been obtained and is contained in the Mortgage File; With respect to any Second Lien Mortgage Loan, the Company has not received notice of: (a) any proceeding for the total or partial condemnation of any Mortgaged Property, (b) any subsequent, intervening mortgage, lien, attachment, lis pendens or other encumbrance affecting any Mortgaged Property or (c) any default under any mortgage, lien or other encumbrance senior to each Mortgage; With respect to any Second Lien Mortgage Loan, where required or customary in the jurisdiction in which the Mortgaged Property is located, the original lender has filed of record a request for notice of any action by the senior lienholder under the related First Lien Mortgage Loan, and the original lender has notified any senior lienholder in writing of the existence of the Second Lien Mortgage Loan and requested notification of any action to be taken against the Mortgagor by the senior lienholder; no Second Lien Mortgage Loan is a “home equity line of credit”. As of the related Closing Date, the Company has not received a notice of default of a First Lien Mortgage Loan which has not been cured;

(ggg) Balloon Mortgage Loans. No Mortgage Loan is a Balloon Mortgage Loan that has an original stated maturity of less than seven (7) years;

(hhh) Imaged Documents. Any document to be included in the Mortgage File that is delivered as an imaged document (and not accompanied by the original underlying document) represents a true, complete, and correct copy of the original document in all respects, including, but not limited to, all signatures conforming with signatures contained in the original document, no information having been added or deleted, and no imaged document having been manipulated or altered in any manner. Each imaged document is clear and legible in all material respects, including, but not limited to, accurate reproductions of photographs. The destruction by the Company of any original document underlying an imaged document or the inability of Company to produce a copy of such original document upon request shall not cause (i) any material delay in the enforcement of the Mortgage Loan resulting in a loss to the Purchaser, (ii) any inability to collect all amounts due under the Mortgage Loan, including without limitation, in connection with a foreclosure or other sale of the Mortgaged Property, or (iii) any claims from holders of mortgage-backed securities collateralized by the Mortgage Loan;

(iii) FEMA Designations. Except for a “Certified Mortgaged Property” (as defined below), no Mortgaged Property (i) is in a zip code declared by the Federal Emergency Management Agency (“FEMA”) as a federal disaster area, (ii) has been declared by FEMA as being an “Individual Assistance” property or “Category 1” property, or such similar term(s) or classification(s) that may be used by FEMA from time to time, as identified by the Purchaser prior to the related Closing Date (a “FEMA Property”). A “Certified Mortgaged Property” means a FEMA Property for which the Purchaser receives from the Company a certified property inspection acceptable to the Purchaser that evidences that such FEMA Property has not been materially damaged at any time prior to the date of such report;

(jjj) REMIC Status. The Mortgage Loan is a qualified mortgage for inclusion in a “real estate mortgage investment conduit” for federal income tax purposes; and

(kkk) Compliance with Anti-Money Laundering Laws. The Company has established an anti-money laundering compliance program to the extent required by applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2003, and the laws and regulations administered by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), which prohibit dealings with certain countries, territories, entities and individuals named in OFAC’s Sanction Programs and on the Specially Designated Nationals and Blocked Persons List. The Mortgage Loans have been originated, and documentation related thereto shall be maintained, in material compliance with such program.

Section 4.03. Remedies for Breach of Representations and Warranties.

(a) It is understood and agreed that the representations and warranties set forth in Sections 4.01 and 4.02 shall survive the sale of the Mortgage Loans to the Purchaser and the delivery of the Mortgage Loan Documents to the Purchaser (or its designee) and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by either the Company or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser, or which materially and adversely affects the interests of Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan (in the case of any of the foregoing, a “Breach”), the party discovering such Breach shall give prompt written notice to the other. Within 90 days of the earlier of either discovery by or notice to the Company of any Breach of a representation or warranty, the Company shall use its best efforts to promptly cure such Breach in all material respects and, if such Breach cannot be cured, the Company shall repurchase such Mortgage Loan at the Repurchase Price. In the event that a Breach shall involve any representation or warranty of Company set forth in Section 4.01 and such Breach cannot be cured within 90 days of the earlier of either discovery by or notice to the Company of such Breach, all of the Mortgage Loans shall, as the Purchaser’s option, be repurchased by the Company at the Repurchase Price. However, if the Breach shall involve a representation or warranty set forth in Section 4.02 and the Company discovers or receives notice of any such Breach within 120 days of the related Closing Date, the Company shall, at the Purchaser’s option and provided that the Company has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a “Deleted Mortgage Loan”) and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided that any such substitution shall be effected not later than 120 days after the related Closing Date. If the Company has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan.

(b) With respect to those representations and warranties which are made to the best of the Company’s knowledge (except with respect to the “No Fraud” representation and warranty contained in Section 4.02), if it is discovered by the Company or the Purchaser that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest of the Purchaser (or which materially and adversely affects the value of a Mortgage Loan or the interests of the Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), notwithstanding the Company’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

(c) Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Section 4.03 shall be accomplished by wire transfer of the amount of the Repurchase Price to the Purchaser in accordance with the Purchaser’s instructions.

(d) At the time of repurchase or substitution, the Purchaser and the Company shall arrange for the reassignment of the Deleted Mortgage Loan to the Company and the delivery to the Company of any documents held by the Custodian relating to the Deleted Mortgage Loan. In the event of a repurchase or substitution, the Company shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase or substitution has taken place, and the related Mortgage Loan Schedule shall be deemed amended to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify a Qualified Substitute Mortgage Loan and amend the related Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement. In connection with any such substitution, the Company shall be deemed to have made as to such Qualified Substitute Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. The Company shall effect such substitution by delivering to the Custodian for such Qualified Substitute Mortgage Loan the documents required by Section 2.03. No substitution will be made in any calendar month after the Determination Date for such month. The Company shall deposit in the Custodial Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by the Company. For the month of substitution, distributions to Purchaser shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of substitution, and the Company shall thereafter be entitled to retain all amounts subsequently received by the Company in respect of such Deleted Mortgage Loan.

For any month in which the Company substitutes a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan, the Company shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall shall be distributed by the Company in the month of substitution pursuant to Section 5.01. Accordingly, on the date of such substitution, the Company shall deposit from its own funds into the Custodial Account an amount equal to the amount of such shortfall.

(e) In addition to the repurchase obligation set forth herein, the Company shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, including without limitation, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a Breach of any representation or warranty made by the Company. It is understood and agreed that the obligations of the Company set forth in this Section 4.03 to cure, repurchase or substitute for a defective Mortgage Loan and to indemnify the Purchaser as provided in this Section 4.03 constitute the sole remedies of the Purchaser respecting a Breach of the foregoing representations and warranties.

Any cause of action against the Company relating to or arising out of the Breach of any representations and warranties made in Sections 4.01 and 4.02 shall accrue as to any Mortgage Loan upon (i) discovery of such Breach by the Purchaser or notice thereof by the Company to the Purchaser, (ii) failure by the Company to cure such Breach within the applicable cure period or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Company by the Purchaser for compliance with this Agreement.

Section 4.04. Restrictions and Requirements Applicable in the Event that a Mortgage Loan is Acquired by a REMIC.

In the event that any Mortgage Loan is held by a REMIC, notwithstanding any contrary provision of this Agreement, the following provisions shall be applicable to such Mortgage Loan:

(a) Repurchase of Mortgage Loans. With respect to any Mortgage Loan that is not in default or as to which no default is imminent, no repurchase or substitution pursuant to Section 4.03 shall be made, unless, if so required by the applicable REMIC Documents the Company has obtained an Opinion of Counsel to the effect that such repurchase will not (i) result in the imposition of taxes on “prohibited transactions” of such REMIC (as defined in Section 860F of the Code) or otherwise subject the REMIC to tax, or (ii) cause the REMIC to fail to qualify as a REMIC at any time.

(b) General Servicing Obligations. The Company shall sell any REO Property within three years after its acquisition by the REMIC unless (i) the Company applies for an extension of such three-year period from the Internal Revenue Service pursuant to the REMIC Provisions and Code Section 856(e)(3), in which event such REO Property shall be sold within the applicable extension period, or (ii) the Company obtains for the Purchaser an Opinion of Counsel, addressed to the Purchaser and the Company, to the effect that the holding by the REMIC of such REO Property subsequent to such three year period will not result in the imposition of taxes on “prohibited transactions” as defined in Section 860F of the Code or cause the REMIC to fail to qualify as a REMIC under the REMIC Provisions or comparable provisions of relevant state laws at any time. The Company shall manage, conserve, protect and operate each REO Property for the Purchaser solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) or result in the receipt by the REMIC of any “income from non-permitted assets” within the meaning of Section 860F(a)(2)(B) of the Code or any “net income from foreclosure property” which is subject to taxation under Section 860G(a)(1) of the Code. Pursuant to its efforts to sell such REO Property, the Company shall either itself or through an agent selected by the Company protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Purchaser, rent the same, or any part thereof, as the Company deems to be in the best interest of the Company and the Purchaser for the period prior to the sale of such REO Property; provided, however, that any rent received or accrued with respect to such REO Property qualifies as “rents from real property” as defined in Section 856(d) of the Code.

(c) Additional Covenants. In addition to the provision set forth in this Section 4.04, if a REMIC election is made with respect to the arrangement under which any of the Mortgage Loans or REO Properties are held, then, with respect to such Mortgage Loans and/or REO Properties, and notwithstanding the terms of this Agreement, the Company shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on “contributions” to a REMIC set forth in Section 860G(d) of the Code) unless the Company has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

Section 4.05. Pre- Closing Due Diligence.

The Purchaser shall have the right to review the portion of the Mortgage Files as set forth in the related Purchase Price and Terms Letter and reject any Mortgage Loan in accordance with the terms set forth therein. Any rejected Mortgage Loan shall be removed from the terms of this Agreement. The Company shall make available all files required by Purchaser in order to complete its review. Any review performed by the Purchaser prior to the Closing Date does not limit the Purchaser’s rights or the Company’s obligations under this Agreement thereafter.

ARTICLE V.

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 5.01. Company to Act as Servicer.

The Company, as an independent contractor, shall service and administer the Mortgage Loans in the related Mortgage Loan Package from and after each Closing Date and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Company may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices.

Consistent with the terms of this Agreement, the Company may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Company’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchasers, provided, however, that the Company shall not make any future advances with respect to a Mortgage Loan and (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Company, imminent and the Company has obtained the prior written consent of the Purchaser) the Company shall not permit any modification of any material term of any Mortgage Loan including any modifications that would change the Mortgage Interest Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Company shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 6.03, the difference between (a) such month’s principal and one month’s interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. The Company shall be entitled to reimbursement for such advances to the same extent as for all other advances made pursuant to Section 6.03. Without limiting the generality of the foregoing, the Company shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Purchasers, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Company, the Purchaser shall furnish the Company with any powers of attorney and other documents necessary or appropriate to enable the Company to carry out its servicing and administrative duties under this Agreement.

In servicing and administering the Mortgage Loans, the Company shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement, and the Purchaser’s reliance on the Company.

The Mortgage Loans may be subserviced by the Subservicer on behalf of the Company provided that the Subservicer is a servicer in good standing in the jurisdiction of its incorporation or organization. The Company may perform any of its servicing responsibilities hereunder or may cause the Subservicer to perform any such servicing responsibilities on its behalf, but the use by the Company of the Subservicer shall not release the Company from any of its obligations hereunder and the Company shall remain responsible hereunder for all acts and omissions of the Subservicer as fully as if such acts and omissions were those of the Company. The Company shall pay all fees and expenses of the Subservicer from its own funds, and the Subservicer’s fee shall not exceed the Servicing Fee.

At the cost and expense of the Company, without any right of reimbursement from the Custodial Account, the Company shall be entitled to terminate the rights and responsibilities of the Subservicer and arrange for any servicing responsibilities to be performed by a successor Subservicer meeting the requirements in the preceding paragraph, provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Company, at the Company’s option, from electing to service the related Mortgage Loans itself. In the event that the Company’s responsibilities and duties under this Agreement are terminated pursuant to Section 9.04, 10.01 or 11.02, and if requested to do so by the Purchaser, the Company shall at its own cost and expense terminate the rights and responsibilities of the Subservicer as soon as is reasonably possible. The Company shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of the Subservicer from the Company’s own funds without reimbursement from the Purchaser.

Notwithstanding any of the provisions of this Agreement relating to agreements or arrangements between the Company and the Subservicer or any reference herein to actions taken through the Subservicer or otherwise, the Company shall not be relieved of its obligations to the Purchaser and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. The Company shall be entitled to enter into an agreement with the Subservicer for indemnification of the Company by the Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

Any Subservicing Agreement and any other transactions or services relating to the Mortgage Loans involving the Subservicer shall be deemed to be between the Subservicer and Company alone, and the Purchaser shall have no rights, obligations, duties or liabilities with respect to the Subservicer including no obligation, duty or liability of Purchaser to pay the Subservicer’s fees and expenses. For purposes of distributions and advances by the Company pursuant to this Agreement, the Company shall be deemed to have received a payment on a Mortgage Loan when the Subservicer has received such payment.

With respect to any Second Lien Mortgage Loan, if the Company is notified that any First Lien lienholder has accelerated or intends to accelerate the obligations secured by the First Lien, or has declared or intends to declare a default under the Mortgage or the Mortgage Note secured thereby, or has filed or intends to file an election to have the Mortgaged Property sold or foreclosed, the Company shall promptly notify the Purchaser of any such notice from or action by the First Lien lienholder and of the amount necessary to cure the default or reinstate the First Lien. The Company shall further make recommendations to the Purchaser (including note sales to third parties) so as to best protect the Purchaser’s interest in and the security of the related Mortgage Loan. If the Purchaser directs the Company to cure a default under or otherwise reinstate a First Lien, the Purchaser will advance to the Company necessary funds to cure the default or reinstate the First Lien. The Company shall thereafter take immediate action to recover from the Mortgagor the amount so advanced. The Purchaser shall notify the Company in writing of any and all action which it requests the Company to take.

In the event that the Company reasonably deems that the factual circumstances require prompt action, the Company may (but shall not be obligated to) without notice to the Purchaser, advance the necessary funds to cure the default or reinstate the First Lien so as to best protect the Purchaser’s interest. The Company shall thereafter notify the Purchaser of the action taken, including the amount of the advance. Such advances shall be reimbursed to the Company from the Custodial Account or Escrow Account, as applicable. The Company shall thereafter take immediate action to recover from the Mortgagor the amount so advanced .

Section 5.02. Liquidation of Mortgage Loans.

In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 5.01 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Company shall take such action as (a) the Company would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (b) shall be consistent with Accepted Servicing Practices, (c) the Company shall determine prudently to be in the best interest of Purchaser and (d) is consistent with any related PMI Policy or LPMI Policy, if applicable. In the event that any payment due under any Mortgage Loan is not postponed pursuant to Section 5.01 and remains delinquent for a period of 90 days or any other default continues for a period of 90 days beyond the expiration of any grace or cure period, the Company shall commence foreclosure proceedings, provided that, prior to commencing foreclosure proceedings, the Company shall notify the Purchaser in writing of the Company’s intention to do so, and the Company shall not commence foreclosure proceedings if the Purchaser objects to such action within 3 Business Days of receiving such notice. In such connection, the Company shall from its own funds make all necessary and proper Servicing Advances, provided, however, that the Company shall not be required to expend its own funds in connection with any foreclosure or towards the restoration or preservation of any Mortgaged Property, unless it shall determine (a) that such preservation, restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Purchaser after reimbursement to itself for such expenses and (b) that such expenses will be recoverable by it either through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 5.05) or through Insurance Proceeds (respecting which it shall have similar priority).

Section 5.03. Collection of Mortgage Loan Payments.

The Company shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loans and each related Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Section 5.04. Establishment of and Deposits to Custodial Account.

The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled “Countrywide Home Loans, Inc., in trust for Lehman Brothers Bank, purchaser of Residential Mortgage Loans, Group No. 2006-Flow”. The Custodial Account shall be established with a Qualified Depository. Any funds deposited in the Custodial Account shall at all times be fully insured to the full extent permitted under applicable law. Funds deposited in the Custodial Account may be drawn on by the Company in accordance with Section 5.05. The creation of any Custodial Account shall be evidenced by a letter agreement in the form of Exhibit C hereto. A copy of such letter agreement shall be furnished to the Purchaser and, upon request, to any subsequent purchaser of the Mortgage Loans.

The Company shall deposit in the Custodial Account within two Business Days of receipt, and retain therein, the following collections received by the Company and payments made by the Company after the Cut-off Date (other than payments of principal and interest due on or before the related Cut-off Date, or received by the Company prior to the related Cut-off Date but allocable to a period subsequent thereto or with respect to each LPMI Loan, in the amount of the LPMI Fee):

(i) all payments on account of principal on the Mortgage Loans, including all Principal Prepayments;

(ii) all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

(iii) any Prepayment Charge received in connection with the Mortgage Loans;

(iv) all Liquidation Proceeds;

(v) all Insurance Proceeds including amounts required to be deposited pursuant to Section 5.10 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 5.14), Section 5.11 and Section 5.15;

(vi) all Condemnation Proceeds which are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 5.14;

(vii) any amounts payable in connection with the repurchase of any Mortgage Loan pursuant to Section 4.03 and all amounts required to be deposited by the Company in connection with a shortfall in principal amount of any Qualified Substitute Mortgage Loan pursuant to Section 4.03;

(viii) any amounts required to be deposited by the Company pursuant to Section 5.11 in connection with the deductible clause in any blanket hazard insurance policy;

(ix) any amounts required to be deposited by the Company pursuant to Section 5.15 in connection with any unpaid claims that are a result of a breach by the Company or any subservicer of the obligations hereunder or under the terms of an LPMI Policy;

(x) with respect to each Principal Prepayment in full or in part, the Prepayment Interest Shortfall Amount, if any, for the month of distribution. Such deposit shall be made from the Company’s own funds, without reimbursement therefor up to a maximum amount per month of one-half the Servicing Fee actually received for such month for the Mortgage Loans;

(xi) any amounts received with respect to or related to any REO Property and all REO Disposition Proceeds pursuant to Section 5.16; and

(xii) any other amount required to be deposited into the Custodial Account as set forth in this Agreement.

The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, Ancillary Income need not be deposited by the Company into the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Company and the Company shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 5.05.

Section 5.05. Permitted Withdrawals From Custodial Account.

The Company shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

(i) to make payments to the Purchaser in the amounts and in the manner provided for in Section 6.01;

(ii) to reimburse itself for Monthly Advances of the Company’s funds made pursuant to Section 6.03, the Company’s right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late payments of principal and/or interest respecting which any such advance was made, it being understood that, in the case of any such reimbursement, the Company’s right thereto shall be prior to the rights of Purchaser, except that, where the Company is required to repurchase a Mortgage Loan pursuant to Section 4.03 or 8.02, the Company’s right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

(iii) to reimburse itself for unreimbursed Servicing Advances, and for any unpaid Servicing Fees, the Company’s right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Company from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Company’s right thereto shall be prior to the rights of Purchaser except where the Company is required to repurchase a Mortgage Loan pursuant to Section 4.03 or 8.02, in which case the Company’s right to such reimbursement shall be subsequent to the payment to the Purchasers of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchasers with respect to such Mortgage Loan;

(iv) to pay itself interest on funds deposited in the Custodial Account;

(v) to pay LPMI Fees in accordance with Section 5.15;

(vi) to pay any amount required to be paid pursuant to Section 5.16 related to any REO Property, it being understood that in the case of any such expenditure or withdrawal related to a particular REO Property, the amount of such expenditure or withdrawal from the Custodial Account shall be limited to amounts on deposit in the Custodial Account with respect to the related REO Property;

(vii) to clear and terminate the Custodial Account upon the termination of this Agreement; and

(viii) to withdraw funds deposited in error.

In the event that the Custodial Account is interest bearing, on each Remittance Date, the Company shall withdraw all funds from the Custodial Account except for those amounts which, pursuant to Section 6.01, the Company is not obligated to remit on such Remittance Date. The Company may use such withdrawn funds only for the purposes described in this Section 5.05.

Section 5.06. Establishment of and Deposits to Escrow Account.

The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, “Countrywide Home Loans, Inc., in trust for Lehman Brothers Bank, purchaser of Residential Mortgage Loans, Group No. 2006-Flow, and various Mortgagors”. The Escrow Accounts shall be established with a Qualified Depository, in a manner which shall provide maximum available insurance thereunder. Funds deposited in the Escrow Account may be drawn on by the Company in accordance with Section 5.07. The creation of any Escrow Account shall be evidenced by a letter agreement in the form of Exhibit D hereto. A copy of such letter agreement shall be furnished to the Purchaser and, upon request, to any subsequent purchaser.

The Company shall deposit in the Escrow Account or Accounts within two Business Days of receipt, and retain therein:

(i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

(ii) all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

The Company shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 5.07. The Company shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Company shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

Section 5.07. Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account or Accounts may be made by the Company only:

(i) to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

(ii) to reimburse the Company for any Servicing Advances made by the Company pursuant to Section 5.08 with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

(iii) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

(iv) for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

(v) for application to restoration or repair of the Mortgaged Property in accordance with the procedures outlined in Section 5.14;

(vi) to pay to the Company, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

(vii) to clear and terminate the Escrow Account on the termination of this Agreement; and

(viii) to withdraw funds deposited in error.

Section 5.08. Payment of Taxes, Insurance and Other Charges.

(a) With respect to each Mortgage Loan which provides for Escrow Payments, the Company shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status of PMI Policy, if any, and LPMI Policy premiums (if applicable) and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Company in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. The Company assumes full responsibility for the timely payment of all such bills and shall effect timely payment of all such charges irrespective of each Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments, and the Company shall make advances from its own funds to effect such payments.

(b) To the extent that a Mortgage Loan does not provide for Escrow Payments, the Company shall determine that any such payments are made by the Mortgagor at the time they first become due.

Section 5.09. Protection of Accounts.

The Company may transfer the Custodial Account or the Escrow Account to a different Qualified Depository from time to time. Upon any such transfer, the Company shall promptly notify the Purchaser and deliver to the Purchaser a Custodial Account Letter Agreement or Escrow Account Letter Agreement (as applicable) in the form of Exhibit C or D hereto.

The Company shall bear any expenses, losses or damages sustained by the Purchaser because the Custodial Account and/or the Escrow Account are not demand deposit accounts.

Amounts on deposit in the Custodial Account and the Escrow Account may at the option of the Company be invested in Eligible Investments; provided that in the event that amounts on deposit in the Custodial Account or the Escrow Account exceed the amount fully insured by the FDIC (the “Insured Amount”) the Company shall be obligated to invest the excess amount over the Insured Amount in Eligible Investments on the same Business Day as such excess amount becomes present in the Custodial Account or the Escrow Account. Any such Eligible Investment shall mature no later than the Determination Date next following the date of such Eligible Investment, provided, however, that if such Eligible Investment is an obligation of a Qualified Depository (other than the Company) that maintains the Custodial Account or the Escrow Account, then such Eligible Investment may mature on such Remittance Date. Any such Eligible Investment shall be made in the name of the Company in trust for the benefit of the Purchaser. All income on or gain realized from any such Eligible Investment shall be for the benefit of the Company and may be withdrawn at any time by the Company. Any losses incurred in respect of any such investment shall be deposited in the Custodial Account or the Escrow Account, by the Company out of its own funds immediately as realized.

Section 5.10. Maintenance of Hazard Insurance.

The Company shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by a generally acceptable insurer rated A:VI or better in the current Best’s Key Rating Guide (“Best’s”) against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the replacement value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer.

If upon origination of the Mortgage Loan, the related Mortgaged Property was located in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier rated A:VI or better in Best’s in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the Company determines in accordance with applicable law and that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Company shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the Company shall immediately force place the required flood insurance on the Mortgagor’s behalf.

If a Mortgage is secured by a unit in a condominium project, the Company shall verify that the coverage required of the owner’s association, including hazard, flood, liability, and fidelity coverage, is being maintained, and secure from the owner’s association its agreement to notify the Company promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

The Company shall cause to be maintained on each Mortgaged Property earthquake or such other or additional insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance, or pursuant to the requirements of any private mortgage guaranty insurer, or as may be required to conform with Accepted Servicing Practices.

In the event that any Purchaser or the Company shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Company shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor’s attention the desirability of protection of the Mortgaged Property.

All policies required hereunder shall name the Company as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage.

The Company shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Company shall not accept any such insurance policies from insurance companies unless such companies are rated A:VI or better in Best’s and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The Company shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address. The Company shall furnish to the Mortgagor a formal notice of expiration of any such insurance in sufficient time for the Mortgagor to arrange for renewal coverage by the expiration date.

Pursuant to Section 5.04, any amounts collected by the Company under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Company’s normal servicing procedures as specified in Section 5.14) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 5.05.

Section 5.11. Maintenance of Mortgage Impairment Insurance.

In the event that the Company shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 5.10 and otherwise complies with all other requirements of Section 5.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 5.10. Any amounts collected by the Company under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account or Escrow Account subject to withdrawal pursuant to Section 5.06. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 5.10, and there shall have been a loss which would have been covered by such policy, the Company shall deposit in the Custodial Account or Escrow Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to deposited from the Company’s funds, without reimbursement therefor. Upon request of any Purchaser, the Company shall cause to be delivered to such Purchaser a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days’ prior written notice to such Purchaser.

Section 5.12. Maintenance of Fidelity Bond and Errors and Omissions Insurance.

The Company shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans (“Company Employees”). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Company against losses, including forgery, theft, embezzle-ment, fraud, errors and omissions and negligent acts of such Company Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Company against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 5.12 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Company from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be acceptable to Fannie Mae or Freddie Mac. Upon the request of the Purchaser, the Company shall cause to be delivered to such Purchaser a certified true copy of such Fidelity Bond and Errors and Omissions Insurance policy and a statement from the surety and the insurer that it shall make best efforts to provide 30 days’ prior written notice to the Purchaser before terminating or materially modifying such Fidelity Bond or Errors or Omissions Insurance Policy.

Section 5.13. Inspections.

The Company shall inspect the Mortgaged Property as often as deemed necessary by the Company to assure itself that the value of the Mortgaged Property is being preserved. In addition, if any Mortgage Loan is more than 60 days delinquent, the Company immediately shall inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer. The Company shall keep a written report of each such inspection.

Section 5.14. Restoration of Mortgaged Property.

The Company need not obtain the approval of the Purchaser prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. At a minimum, the Company shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

(i) the Company shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(ii) the Company shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens;

(iii) the Company shall verify that the Mortgage Loan is not in default; and

(iv) pending repairs or restoration, the Company shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

If the Purchaser is named as an additional loss payee, the Company is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Purchaser.

Section 5.15. Maintenance of LPMI Policy; Claims.

(a) The Company shall be obligated to make premium payments with respect to (i) LPMI Policies, to the extent of the LPMI Fee set forth on the Mortgage Loan Schedule with respect to any LPMI Loans submitted by Purchaser (or Qualified Insurer) to the Servicer no later than seven (7) Business Days prior to effective date of coverage, which shall be paid out of the interest portion of the related Monthly Payment or, if a Monthly Payment is not made, from the Company’s own funds and (ii) PMI Policies, if any, required to be maintained by the Mortgagor rather than the Purchaser, if the Mortgagor is required but fails to pay any PMI Policy premium, which shall be paid from the Company’s own funds. Any premium payments made by the Company from its own funds pursuant to this Section 5.15(a) shall be recoverable by the Company as a Servicing Advance, subject to the reimbursement provisions of Section 5.05.

(b) In the event that any PMI Policy shall be terminated, the Company shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated PMI Policy, at substantially the same fee level. If the insurer shall cease to be a Qualified Insurer, the Company shall determine whether recoveries under the PMI Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Company shall in no event have any responsibility or liability for any failure to recover under the PMI Policy for such reason. If the Company determines that recoveries are so jeopardized, it shall notify the Purchaser and the Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy.

(c) With respect to each Mortgage Loan covered by an LPMI Policy or a PMI Policy, if any, the Company shall take all such actions on behalf of the Purchaser as are necessary to service, maintain and administer the related Mortgage Loan in accordance with such policy and to enforce the rights under such policy. Except as expressly set forth herein, the Company shall have full authority on behalf of the Purchaser to do anything it deems appropriate or desirable in connection with the servicing, maintenance and administration of such policy; provided that the Company shall not take any action to permit any modification or assumption of a Mortgage Loan covered by an LPMI Policy or a PMI Policy, if any, or take any other action with respect to such Mortgage Loan, which would result in non-coverage under such policy of any loss which, but for actions of the Company, would have been covered thereunder. If the Qualified Insurer fails to pay a claim under an LPMI Policy or a PMI Policy, if any, solely as a result of a breach by the Company of its obligations hereunder or under such policy, the Company shall be required to deposit in the Custodial Account on or prior to the next succeeding Remittance Date an amount equal to such unpaid claim from its own funds without any rights to reimbursement from the Purchaser; provided, that once the Company has paid the amount of such unpaid claim and the Purchaser has otherwise fully recovered all amounts due to the Purchaser with respect to the Mortgage Loan, the Purchaser shall (at the Company’s cost and expense) cooperate with the Company in permitting the Company to be subrogated to the rights of the Purchaser with respect to such Mortgage Loan to the same extent that the insurer would have been subrogated under the applicable LPMI Policy or PMI Policy, if any, had such insurer not failed to pay such claim. The Company shall cooperate with the Qualified Insurers and shall furnish all reasonable evidence and information in the possession of the Company to which the Company has access with respect to the related Mortgage Loan; provided, however, notwithstanding anything to the contrary contained in any LPMI Policy or PMI Policy, if any, the Company shall not be required to submit any reports to the related Qualified Insurer until a reporting date that is at least 15 days after the Company has received sufficient loan level information from each Purchaser to appropriately code its servicing systems in accordance with the Qualified Insurer’s requirements.

(d) In connection with its activities as servicer, the Company agrees to prepare and present, on behalf of itself and the Purchaser, claims to the Qualified Insurer under any LPMI Policy or PMI Policy in a timely fashion in accordance with the terms of such policy and, in this regard, to take such action as shall be necessary to permit recovery under such policy respecting a defaulted Mortgage Loan. Any amounts collected by the Company under any LPMI Policy or PMI Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 5.05.

Section 5.16. Title, Management and Disposition of REO Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Purchaser’s designee (“Designee”), or in the event Designee is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Company from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the Designee. The Purchaser hereby agrees to indemnify the Company and hold it harmless against any losses, damages, penalties, fines, and transfer taxes, including without limitation, reasonable and necessary costs and expenses incurred by the Company resulting from the failure to provide the Company with the name of the Designee prior to the commencement of foreclosure proceedings of the related Mortgage Loan.

The Company shall manage, conserve, protect and operate each REO Property for the Purchaser solely for the purpose of its prompt disposition and sale. The Company, either itself or through an agent selected by the Company, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Company shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Company deems to be in the best interest of the Purchaser.

The Company shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event not later than the end of the third taxable year after the year of its acquisition unless (i) (A) a REMIC election has not been made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, and (ii) the Company determines, and gives an appropriate notice to the Purchaser to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than one year is permitted under the foregoing sentence and is necessary to sell any REO Property, the Company shall report monthly to the Purchaser as to the progress being made in selling such REO Property.

The Company shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

Notwithstanding the foregoing provisions of this Section 5.16 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the Company has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Company shall not, on behalf of the Purchaser, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Purchaser would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Company has also previously determined, based on its reasonable judgment and a report prepared by a Person who regularly conducts environmental audits using customary industry standards, that (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Purchaser to take such actions as are necessary to bring the Mortgaged Property into compliance therewith and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Purchaser to take such actions with respect to the affected Mortgaged Property.

The cost of the environmental audit report contemplated by this Section 5.16 shall be advanced by the Company, subject to the Company’s right to be reimbursed therefor from the Custodial Account.

If the Company determines, as described above, that it is in the best economic interest of the Purchaser to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials affecting any such Mortgaged Property, then the Company shall take such action as it deems to be in the best economic interest of the Purchaser; provided, however, that the Company shall not proceed with foreclosure or acceptance of a deed in lieu of foreclosure if the estimated costs of the environmental clean up, as estimated in the environmental audit report, together with the Servicing Advances and Monthly Advances made by the Company and the estimated costs of foreclosure or acceptance of a deed in lieu of foreclosure exceeds the estimated value of the Mortgaged Property. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Company, subject to the Company’s right to be reimbursed therefor from the Custodial Account.

The disposition of REO Property shall be carried out by the Company at such price, and upon such terms and conditions, as the Company deems to be in the best interests of the Purchaser.

The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter the expenses of such sale shall be paid and the Company shall reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees and unreimbursed advances made pursuant to Section 6.03, and on the Remittance Date immediately following the Principal Prepayment Period in which such sale proceeds are received the net cash proceeds of such sale remaining in the Custodial Account shall be distributed to the Purchaser.

The Company shall withdraw the Custodial Account funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance fees of any managing agent of the Company, a Subservicer, or the Company itself. The Company shall make monthly distributions on each Remittance Date to the Purchasers of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in the Section 5.16 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

Section 5.17. Real Estate Owned Reports.

Together with the statement furnished pursuant to Section 6.02, the Company shall furnish to the Purchaser a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Company’s efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as the Purchaser shall reasonably request.

Section 5.18. Liquidation Reports.

Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed in lieu of foreclosure, the Company shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property. In addition, the Company shall provide the Purchaser or its designee a report of Servicing Advances and other expenses in connection with the liquidation of any Mortgage Loan.

Section 5.19. Notification of Adjustments.

With respect to each ARM Mortgage Loan, the Company shall adjust the Mortgage Interest Rate on the related Interest Rate Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. The Company shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate adjustments. The Company shall promptly, upon written request therefor, deliver to the Purchaser such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Company or the receipt of notice from the Purchaser that the Company has failed to adjust a Mortgage Interest Rate in accordance with the terms of the related Mortgage Note, the Company shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss caused the Purchaser thereby.

Section 5.20. Reports of Foreclosures and Abandonments of Mortgaged Property.

Following the foreclosure sale or abandonment of any Mortgaged Property, the Company shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code.

Section 5.21. Waiver of Prepayment Charges.

Except as set forth below, the Company or any designee of the Company shall not waive any Prepayment Charge with respect to any Mortgage Loan. If the Company or its designee fails to collect a Prepayment Charge at the time of the related principal prepayment in full of any Mortgage Loan subject to such Prepayment Charge, the Company shall pay to the Custodial Account an amount equal to the amount of the prepayment charge not collected. Notwithstanding the above, the Company or its designee may waive a Prepayment Charge without paying to the Custodial Account the amount of such Prepayment Charge only if the related prepayment in full is not the result of a refinancing by the Company or its designee and such waiver (a) relates to a defaulted Mortgage Loan or a reasonably foreseeable default, such waiver is standard and customary in servicing similar mortgage loans to the Mortgage Loans, and such waiver, in the reasonable judgment of the Company, would maximize recovery of total proceeds from the Mortgage Loan, taking into account the amount of such Prepayment Charge and the related Mortgage Loan, or (b) relates to a Prepayment Charge the collection of which, in the reasonable judgment of the Company, would be a violation of applicable laws and regulations.

Section 5.22. Credit Reporting.

For each Mortgage Loan, the Company shall accurately and fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on its borrower credit files to each of the following credit repositories: Equifax, Credit Information Services, Inc., Experian Information Solutions, Inc., and Trans Union, LLC on a monthly basis.

ARTICLE VI.

PAYMENTS TO PURCHASER

Section 6.01. Remittances.

On each Remittance Date the Company shall remit by wire transfer of immediately available funds to the Purchaser (a) all amounts deposited in the Custodial Account as of the close of business on the last day of the related Determination Date (net of charges against or withdrawals from the Custodial Account pursuant to Section 5.05), plus (b) all amounts, if any, which the Company is obligated to distribute pursuant to Section 6.03, minus (c) any Prepayments Interest Excess amounts received which amounts shall be remitted on the following Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 5.04, and minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the first day of the month of the Remittance Date, which amounts shall be remitted on the Remittance Date next succeeding the Due Period for such amounts.

With respect to any remittance received by the Purchaser after the second Business Day following the Business Day on which such payment was due, the Company shall pay to the Purchaser interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Company on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Company of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Company.

Section 6.02. Statements to Purchaser.

Not later than the 18th day of each calendar month, the Company shall furnish to the Purchaser or its designee a monthly remittance advice in the format set forth in Exhibit E-1 hereto and a monthly defaulted loan report in format set forth in Exhibit E-2 hereto (or in such other format mutually agreed to between the Company and the Purchaser) relating to the period ending on the last day of the preceding calendar month.

In addition, in connection with any Principal Prepayment, not later than the 16th day of each month, the Company shall furnish to the Purchaser or its designee a monthly payoff remittance advice regarding any Principal Payment applied to the related Mortgage Loan on or after the 15th day of the month preceding the month of such reporting date, but on or before the 14th day of the month of such reporting date, containing such information and in such format as is mutually acceptable to the Company and the Purchaser.

In addition, not more than 60 days after the end of each calendar year, the Company shall furnish to each Person who was a Purchaser at any time during such calendar year an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances for the applicable portion of such year.

Section 6.03. Monthly Advances by Company.

On the Business Day immediately preceding each Remittance Date, either (a) the Company shall deposit in the Custodial Account from its own funds or (b) if funds are on deposit in the Custodial Account which are not required to be remitted on the related Remittance Date, the Company may make an appropriate entry in its records that such funds shall be applied toward the related Monthly Advance (provided, that any funds so applied shall be replaced by the Company no later than the Business Day immediately preceding the next Remittance Date), in each case, in an aggregate amount equal to all Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date or which were deferred pursuant to Section 5.01. The Company’s obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the last Remittance Date prior to the Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the Mortgage Loan.

In no event shall the Company be obligated to make an advance under this Section 6.03 if at the time of such advance it deems such advance to be non-recoverable. The Company shall promptly deliver an officer’s certificate to the Purchaser upon determining that any advance is non-recoverable. In the event that upon liquidation of the Mortgage Loan, the Liquidation Proceeds are insufficient to reimburse the Company for any Monthly Advances, the Company shall notify the Purchaser of such shortfall by registered mail with sufficient supporting documentation. The Purchaser shall respond to the Company within 60 days of receipt of such request. In the event that the related Purchaser fails to respond within 60 days, the Company shall have the right to deduct such shortfall from the next remittance to be paid to the related Purchaser.

ARTICLE VII.

GENERAL SERVICING PROCEDURES

Section 7.01. Transfers of Mortgaged Property.

The Company shall use its best efforts to enforce any “due-on-sale” provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Company shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause applicable thereto, provided, however, that the Company shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related LPMI Policy or PMI Policy, if any.

If the Company reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, the Company shall enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Company is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Company has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. If an assumption fee is collected by the Company for entering into an assumption agreement, all fees, will be retained by the Company as additional servicing compensation. In connection with any such assumption, neither the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan nor the outstanding principal amount of the Mortgage Loan shall be changed.

To the extent that any Mortgage Loan is assumable, the Company shall inquire diligently into the creditworthiness of the proposed transferee, and shall use the Underwriting Guidelines for approving the credit of the proposed transferee of the same type as the Mortgage Loans. If the credit of the proposed transferee does not meet such Underwriting Guidelines, the Company diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

Section 7.02. Satisfaction of Mortgages and Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, or the receipt by the Company of a notification that payment in full will be escrowed in a manner customary for such purposes, the Company shall notify the Purchaser in the Monthly Remittance Advice as provided in Section 6.02, and may request the release of any Mortgage Loan Documents. In connection with any such prepayment in full, the Company shall comply with all applicable laws regarding satisfaction, release or reconveyance with respect to the Mortgage.

If the Company satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Company otherwise prejudice any rights the Purchaser may have under the mortgage instruments, upon written demand of the Purchaser, the Company shall repurchase the related Mortgage Loan at the Repurchase Price by deposit thereof in the Custodial Account within 2 Business Days of receipt of such demand by the Purchaser. The Company shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 4.12 insuring the Company against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

Section 7.03. Servicing Compensation.

As consideration for servicing the Mortgage Loans subject to this Agreement, the Company shall retain the relevant Servicing Fee for each Mortgage Loan remaining subject to this Agreement during any month or part thereof. Such Servicing Fee shall be payable monthly. Additional servicing compensation in the form of Ancillary Income shall be retained by the Company and is not required to be deposited in the Custodial Account. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Condemnation Proceeds and Liquidation Proceeds) of such Monthly Payment collected by the Company.

The Company shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

Section 7.04. Annual Statement as to Compliance.

The Company shall deliver to the Purchaser, on or before March 15 each year beginning March 15, 2007, an Officer’s Certificate, stating that (i) a review of the activities of the Company during the preceding calendar year and of performance under this Agreement has been made under such officer’s supervision, and (ii) the Company has complied fully with the provisions of Article II and Article IV, and (iii) to the best of such officer’s knowledge, based on such review, the Company has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Company to cure such default.

Section 7.05. Annual Independent Public Accountants’ Servicing Report.

On or before March 15th of each year beginning March 15, 2007, the Company, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to each Purchaser to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans and this Agreement and that such firm is of the opinion that the provisions of Article II and Article IV have been complied with, and that, on the basis of such examination conducted substantially in compliance with the Single Attestation Program for Mortgage Bankers, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance therewith, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement.

Section 7.06. Right to Examine Company Records.

The Purchaser shall have the right to examine and audit any and all of the books, records, or other information of the Company, whether held by the Company or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice.

The Company shall provide to the Purchaser and any supervisory agents or examiners representing a state or federal government agency having jurisdiction over the Purchaser, including without limitation the OTS, the FDIC and other similar entities, access to any documentation regarding the Mortgage Loans in the possession of the Company that is required by any applicable regulations. Such access shall be afforded without charge, upon reasonable request, during normal business hours, at the offices of the Company and in accordance with any applicable regulations.

ARTICLE VIII.

AGENCY TRANSFER; PASS-THROUGH TRANSFER

Section 8.01. Whole Loan Transfers; Agency Transfers or Pass-Through Transfers.

(a) The Company and the Purchaser agree that with respect to some or all of the Mortgage Loans, the Purchaser may effect either one or more Whole Loan Transfers, and/or one or more Pass-Through Transfers; provided, however, that the transferee will not be deemed to be the Purchaser hereunder unless such transferee shall agree in writing to be bound by the terms of this Agreement (or such other agreement or document agreed to by such transferee, the initial Purchaser and the Company) and an original counterpart of the document evidencing such agreement shall have been executed by the Purchaser and the transferee and delivered to Countrywide. Notwithstanding the foregoing, no transfer shall be effective if such transfer would result in there being more than three (3) “Purchasers” outstanding hereunder with respect to any Mortgage Loan Package.

(b) With respect to each Whole Loan Transfer entered into by the Purchaser, the Company agrees:

(i) to cooperate reasonably with the Purchaser and any prospective purchaser with respect to all reasonable requests relating to such Whole Loan Transfer;

(ii) to execute or acknowledge a mutually agreeable assignment, assumption and recognition agreement recognizing the transfer by the Purchaser to a successor purchaser of some or all of the Mortgage Loans, which Mortgage Loans will be assigned along with all of the Purchaser’s rights and obligations under this Agreement; and

(iii) to restate on the Reconstitution Date, all representations and warranties made by the Company set forth in Section 6 of this Agreement (except with respect to Section 4.01(b), (i), (j), (k), and (l)) with respect to the Company itself.

(c) The Purchaser and the Company agree that in connection with the completion of a Pass-Through Transfer or Agency Transfer, the Company shall:

(i) restate on the Reconstitution Date, all representations and warranties made by the Company set forth in Section 6 of this Agreement (except with respect to Section 4.01(b), (i), (j), (k), and (l)) with respect to the Company itself;

(ii) if the Company is required to be a party to any of the Reconstitution Agreements, to execute any Reconstitution Agreement required to effectuate the foregoing; provided that such Reconstitution Agreement shall be reasonably acceptable to the Company, shall not materially increase the Company’s obligations or liabilities hereunder, nor diminish any of the Company’s rights and remedies hereunder;

(iii) provide to any master servicer or trustee, as applicable, and/or the Purchaser any and all publicly available information and appropriate verification of information which may be reasonably available to the Company, whether through letters of its auditors and counsel or otherwise, as the Purchaser, trustee or a master servicer shall reasonable request as to the related Mortgage Loans; and

(iv) provide all other assistance reasonably requested by the Purchaser in connection with completion of the Pass-Through Transfer.

(d) With respect to any Pass-Through Transfer, the Purchaser shall be entitled to include in any disclosure document information that is specifically provided by the Company for inclusion in such disclosure document (“Company Disclosure Information”), and the Company acknowledges and agrees that the related investors will be permitted to rely on such Company Disclosure Information. In addition, the Company shall indemnify the Purchaser and its affiliates for any untrue or alleged untrue statement of any material fact contained in such Company Disclosure Information, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading. The Purchaser shall indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, insofar as such losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses (or actions in respect thereof) (x) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Purchaser’s disclosure document (other than an untrue statement of material fact contained in the Company Disclosure Information), or (y) arise out of or are based upon the omission or alleged omission to state in such disclosure document a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (unless the material fact omitted would constitute the Company Disclosure Information). If the Purchaser determines that the Company is required to be a party to any Reconstitution Agreement, the Company shall execute such Reconstitution Agreement within a reasonable period of time, but in no event shall such time exceed ten (10) Business Days after mutual agreement between the Purchaser and the Company as to the terms thereof. In addition to the foregoing, the Company acknowledges that the Purchaser may complete a Pass-Through Transfer on or prior to the Servicing Transfer Date.

(e) Continuing Liabilities. All of the Mortgage Loans, including those Mortgage Loans that are subject to a Pass-Through Transfer, an Agency Transfer or a Whole Loan Transfer, shall continue to be subject to this Agreement, unless otherwise specified in the Reconstitution Agreement. Further, all Mortgage Loans repurchased by the Purchaser pursuant with respect to an Agency Transfer, Pass-Through Transfer or Whole Loan Transfer or otherwise directly or indirectly reacquired by the Purchaser or its designee upon termination of an Agency Transfer or Pass-Through Transfer or otherwise, shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

Section 8.02. Purchaser’s Repurchase and Indemnification Obligations.

Upon receipt by the Purchaser of notice from Fannie Mae, Freddie Mac or other such third party purchaser of a breach of any Purchaser representation or warranty contained in any Reconstitution Agreement or a request by Fannie Mae, Freddie Mac, the trustee or third party purchaser as the case may be, for the repurchase of any Mortgage Loan transferred to Fannie Mae or Freddie Mac pursuant to an Agency Transfer or to a trustee pursuant to a Pass-Through Transfer or to a third party purchaser pursuant to a Whole Loan Transfer.

The Purchaser shall repurchase from the pool any Mortgage Loan transferred to Fannie Mae or Freddie Mac pursuant to an Agency Transfer or to a trustee pursuant to a Pass-Through Transfer or to a third party purchaser pursuant to a Whole Loan Transfer with respect to which the Purchaser has been required by Fannie Mae, Freddie Mac, the trustee or such third party purchaser to repurchase due to a breach of a representation or warranty made by the Purchaser with respect to the Mortgage Loans, or the servicing thereof prior to the related Closing Date to Fannie Mae, Freddie Mac, the trustee or any third party purchaser in any Reconstitution Agreement and not due to a breach of the Company’s representations or obligations thereunder or pursuant to this Agreement. The repurchase price to be paid by the Purchaser to the Company shall equal that repurchase price required by Fannie Mae, Freddie Mac, or the third party purchaser plus all reasonable costs and expenses borne by the Company in connection with the repurchase of such Mortgage Loan from Fannie Mae, Freddie Mac, the trustee or the third party purchaser, including, but not limited to, reasonable and necessary attorneys’ fees.

At the time of repurchase, the Custodian and the Company shall arrange for the reassignment of the repurchased Mortgage Loan to the Purchaser according to the Purchaser’s instructions and the delivery to the Custodian of any documents held by Fannie Mae, Freddie Mac, the trustee or other relevant third party purchaser with respect to the repurchased Mortgage Loan pursuant to the related Reconstitution Agreement. In the event of a repurchase, the Company shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase has taken place, and amend its servicing records accordingly. In connection with any such addition, the Company and the Purchaser shall be deemed to have made as to such repurchased Mortgage Loan the representations and warranties set forth in this Agreement.

Section 8.03. Provision of Information.

During the term of this Agreement, the Company shall furnish to the Purchaser such periodic, special, or other reports or information and copies or originals of any documents contained in the Servicing File for each Mortgage Loan, whether or not provided for herein, as shall be necessary, reasonable, or appropriate with respect to the Purchaser, any regulatory requirement pertaining to the Purchaser or the purposes of this Agreement. All such reports, documents or information shall be provided by and in accordance with all reasonable instructions and directions which the Purchaser may give. Purchaser shall pay any costs related to any special reports.

The Company shall execute and deliver all such instruments and take all such action as the Purchaser may reasonably request from time to time, in order to effectuate the purposes and to carry out the terms of this Agreement.

Section 8.04. Financial Statements; Servicing Facility.

In connection with marketing the Mortgage Loans, the Purchaser may make available to a prospective Purchaser a Consolidated Statement of Operations of the Company for the most recently completed five fiscal years for which such a statement is available, as well as a Consolidated Statement of Condition at the end of the last two fiscal years covered by such Consolidated Statement of Operations. The Company also shall make available any comparable interim statements to the extent any such statements have been prepared by or on behalf of the Company (and are available upon request to members or stockholders of the Company or to the public at large). If it has not already done so, the Company shall furnish promptly to the Purchaser copies of the statement specified above. Unless requested the Purchaser, the Company shall not be required to deliver any documents which are publicly available on EDGAR.

The Company also shall make available to Purchaser or prospective Purchaser a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting the Company or the financial statements of the Company, and to permit any prospective Purchaser to inspect the Company’s servicing facilities or those of any Subservicer for the purpose of satisfying such prospective Purchaser that the Company and any Subservicer have the ability to service the Mortgage Loans as provided in this Agreement.

ARTICLE IX.

THE COMPANY

Section 9.01. Indemnification; Third Party Claims.

The Company shall indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, and forfeitures, including, but not limited to reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of the Company to perform in any way its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement entered into pursuant to Section 8.01. The Company immediately shall notify the Purchaser if a claim is made by a third party with respect to this Agreement. The Company shall assume (with the prior written consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim. The Company shall follow any written instructions received from the Purchaser in connection with such claim. The Purchaser promptly shall reimburse the Company for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the Company’s indemnification pursuant to Section 4.03, or the failure of the Company to (a) service and administer the Mortgage Loans in compliance with the terms of this Agreement, and/or (b) comply with applicable law. In addition to the obligations of the Company set forth in this Section 9.01, the Purchaser may pursue any and all remedies otherwise available at law or in equity; provided, that, the Purchaser shall not be entitled to any special, indirect or consequential losses or damages. The obligations of the Company arising under this Section 9.01 shall survive the termination of this Agreement.

Section 9.02. Merger or Consolidation of the Company.

The Company shall keep in full effect its existence, rights and franchises as a corporation, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

Any person into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Company shall be a party, or any Person succeeding to the business of the Company, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person shall be an institution (i) having a net worth of not less than $25,000,000, (ii) whose deposits are insured by the FDIC through the BIF or the SAIF, and (iii) which is a Fannie Mae- and Freddie Mac-approved servicer in good standing.

Section 9.03. Limitation on Liability of Company and Others.

Neither the Company nor any of the directors, officers, employees or agents of the Company shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment, provided, however, that this provision shall not protect the Company or any such person against any Breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Company and any director, officer, employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Company may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the Company shall be entitled to reimbursement from the Purchaser of the reasonable legal expenses and costs of such action.

Section 9.04. Limitation on Resignation and Assignment by Company.

The Purchaser has entered into this Agreement with the Company and subsequent Purchasers will purchase the Mortgage Loans in reliance upon the independent status of the Company, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, the Company shall neither assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion hereof (to a Subservicer or third party in the case of outsourcing routine tasks such as taxes, insurance, mortgage release and property inspection, in which case the Company shall be fully liable for such tasks as if the Company performed them itself) or sell or otherwise dispose of all or substantially all of its property or assets without the prior written consent of the Purchaser, which consent shall be granted or withheld in the reasonable discretion of the Purchaser; provided, however, notwithstanding any of the foregoing or any other provision in this Agreement, the Company may assign its rights and obligations hereunder to Countrywide Home Loans Servicing LP or an Affiliate of the Company and the Company guarantees the performance by Countrywide Home Loans Servicing LP or such Affiliate of all obligations hereunder.

The Company shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Company and the Purchaser or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Company. Any such determination permitting the resignation of the Company shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser. No such resignation shall become effective until a successor shall have assumed the Company’s responsibilities and obligations hereunder in the manner provided in Section 12.01.

Without in any way limiting the generality of this Section 9.04, in the event that the Company either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof (to a Subservicer or third party in the case of outsourcing routine tasks such as taxes, insurance, mortgage release and property inspection, in which case the Company shall be fully liable for such tasks as if the Company performed them itself) or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of the Purchaser, then the Purchaser shall have the right to terminate this Agreement upon notice given as set forth in Section 10.01, without any payment of any penalty or damages and without any liability whatsoever to the Company or any third party.

ARTICLE X.

DEFAULT

Section 10.01. Events of Default.

Each of the following shall constitute an Event of Default on the part of the Company:

(i) any failure by the Company to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of two days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

(ii) the failure by the Company duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Company set forth in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

(iii) the Company fails to be in compliance with the “doing business” or licensing laws of any jurisdiction which noncompliance materially and adversely affects the Company’s ability to service the Mortgage Loans in compliance with the terms of this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

(iv) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Company and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

(v) the Company shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or substantially all of its property; or

(vi) the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days; or

(vii) the Company ceases to meet the qualifications of a Fannie Mae or Freddie Mac servicer; or

(viii) the Company fails to maintain a minimum net worth of $25,000,000; or

(ix) the Company attempts to assign its right to servicing compensation hereunder or the Company attempts, without the consent of the Purchaser, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof (to a Subservicer or third party in the case of outsourcing routine tasks such as taxes, insurance, mortgage release and property inspection, in which case the Company shall be fully liable for such tasks as if the Company performed them itself) in violation of Section 9.04.

In each and every such case, so long as an Event of Default shall not have been remedied, in addition to whatsoever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, the Purchaser, by notice in writing to the Company, may terminate all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof.

Upon receipt by the Company of such written notice, all authority and power of the Company under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 12.01. Upon written request from any Purchaser, the Company shall prepare, execute and deliver to the successor entity designated by the Purchaser any and all documents and other instruments, place in such successor’s possession all Mortgage Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Company’s sole expense. The Company shall cooperate with the Purchaser and such successor in effecting the termination of the Company’s responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Section 10.02. Waiver of Defaults.

By a written notice, the Purchaser may waive any default by the Company in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE XI.

TERMINATION

Section 11.01. Termination.

This Agreement shall terminate upon the earliest of: (i) later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of any REO Property with respect to the last Mortgage Loan and the remittance of all funds due hereunder, (ii) the exercise of the Purchaser’s right pursuant to Section 10.01 to terminate this Agreement upon an Event of Default, (iii) mutual agreement of the Company and the Purchaser in writing and (iv) the operation of Section 11.02. All representations, warranties, rights to audits, indemnity obligations, and other remedies available to the Purchaser under this Agreement, at law or in equity, will survive the termination of this Agreement.

Section 11.02. Termination Without Cause.

The Purchaser may terminate, after providing 30 days’ written notice, at its sole option, any rights the Company may have hereunder, without cause, as provided in this Section 11.02. Any such notice of termination shall be in writing and delivered to the Company by registered mail as provided in Section 12.09.

In the event the Purchaser terminates the Company without cause with respect to some or all of the Mortgage Loans, the Purchaser shall be required to pay to the Company a Termination Fee in an amount equal to 2.00% of the outstanding principal balance of the terminated Mortgage Loans as of the date of such termination or fair market value of the Company’s servicing rights.

ARTICLE XII.

MISCELLANEOUS PROVISIONS

Section 12.01. Successor to Company.

Prior to termination of the Company’s responsibilities and duties under this Agreement pursuant to Sections 9.04, 10.01, 11.01(iii) or pursuant to Section 11.02 after the 90 day period has expired, the Purchaser shall, (i) succeed to and assume all of the Company’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in clauses (i) through (iii) of Section 9.02 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Company under this Agreement prior to the termination of Company’s responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that the Company’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Company shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Company pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 12.01 and shall in no event relieve the Company of the representations and warranties made pursuant to Sections 4.01 and 4.02 and the remedies available to the Purchaser under Sections 4.03 and 4.04, it being understood and agreed that the provisions of such Sections 4.01, 4.02, 4.03, and 4.04 shall be applicable to the Company notwithstanding any such sale, assignment, resignation or termination of the Company, or the termination of this Agreement.

The Company shall prepare, execute and deliver to the successor entity any and all documents and other instruments in the Company’s possession relating to the Mortgage Loans, place in such successor’s possession all related Servicing Files, and do or cause to be done all other acts or things reasonably necessary or appropriate by a terminated servicer to effect the purposes of such notice of termination, including but not limited to the transfer of the Mortgage Notes and related collateral documents. The Company shall reasonably cooperate with the Purchaser and such successor in effecting the termination of the Company’s responsibilities and rights hereunder and the transfer of servicing responsibilities to the successor Company, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Any termination or resignation of the Company or termination of this Agreement pursuant to Section 9.04, 10.01, 11.01 or 11.02 shall not affect any claims that any Purchaser may have against the Company arising out of the Company’s actions or failure to act prior to any such termination or resignation.

The Company shall deliver promptly to the successor servicer the funds in the Custodial Account and Escrow Account and all Mortgage Files and related documents and statements held by it hereunder and the Company shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Company.

Upon a successor’s acceptance of appointment as such, the Company shall notify by mail the Purchaser of such appointment in accordance with the procedures set forth in Section 12.09.

Section 12.02. Amendment.

This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

Section 12.03. Closing.

Each closing for the purchase and sale of Mortgage Loans hereunder shall take place on the related Closing Date. The closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree.

Each closing for a Mortgage Loan Package shall be subject to each of the following conditions unless waived by the prejudiced party(ies):

(a) No later than the date set forth in the related Purchase Price and Terms Letter, the Company shall deliver to the Purchaser a Mortgage Loan Schedule with respect to the Mortgage Loans to be purchased and sold on such date;

(b) all of the representations and warranties of the Company under this Agreement shall be true and correct as of the related Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

(c) the Purchaser shall have received, or the Purchaser’s attorneys shall have received in escrow, all closing documents as specified in Section 12.04 of this Agreement, in such forms as are agreed upon by the parties, duly executed by all signatories as required pursuant to the respective terms thereof;

(d) The Company shall have delivered and released to the Custodian on or prior to the related Closing Date all documents required to be delivered prior to the related Closing Date pursuant to this Agreement; and

(e) all other terms and conditions of this Agreement and the related Purchase Price and Terms Letter that are required to be performed on or prior to the Closing Date shall have been complied with.

Subject to the foregoing conditions, the Purchaser shall pay to the Company on the related Closing Date the Purchase Price, plus accrued interest pursuant to Article III of this Agreement, plus the costs specified in Section 12.05 by wire transfer of immediately available funds to the account designated by the Company.

Section 12.04. Closing Documents.

(a) The closing documents to be delivered on the initial Closing Date shall consist of fully executed originals of the following documents, as well as the documents referred to in Section 12.04(b):

(i) this Agreement;

(ii) a Custodial Account Letter Agreement, in the form of Exhibit C;

(iii) an Escrow Account Letter Agreement, in the form of Exhibit D;

(iv) an Officer’s Certificate, in the form of Exhibit F hereto, including all attachments thereto; and

(v) an Opinion of Counsel of the Company, substantially in the form of Exhibit G hereto.

(b) The closing documents for the Mortgage Loans to be purchased on each Closing Date under this Agreement (including the initial Closing Date) shall consist of fully executed originals of the following documents:

(i) the related Purchase Price and Terms Letter;

(ii) the related Acknowledgment and Conveyance Agreement, including all annexes thereto;

(iii) each of the documents required to be delivered by the Company pursuant to Section 2.03 hereof;

(iv) an assignment and assumption of the Custodial Agreement;

(v) an initial certification of the Custodian;

(vi) (A) if applicable a Security Release Certification, in the form of Exhibit H-1 hereto (if Company is a member of the Federal Home Loan Bank System), executed by the applicable regional Federal Home Loan Bank and, (B) if applicable, a Security Release Certification, in the form of Exhibit H-2 hereto, executed by any other person, as requested by the Purchaser, if any of the Mortgage Loans have at any time been subject to any security interest, pledge or hypothecation for the benefit of such person and (C) if applicable, a certificate of the Company and an opinion of counsel of the Company stating that the Mortgage Loans are not subject to any security interest, claim, pledge, hypothecation or lien;

(vii) a Certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Company by merger or acquired or originated by the Company while conducting business under a name other than its present name;

(viii) upon request by the Purchaser, an Officer’s Certificate, in the form of Exhibit F hereto, including all attachments thereto; and

(ix) upon request by the Purchaser, an Opinion of Counsel to the Company, substantially in the form of Exhibit G hereto.

The Company shall bear the risk of loss of the Closing Documents until such time as they are received by the Purchaser or its attorneys.

Section 12.05. Assignments of Mortgage; Costs.

The Purchaser shall pay any commissions due its salesmen and the legal fees and expenses of its attorneys. All other costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans, including fees for the preparation and tracking of Assignments of Mortgage, fees for title policy endorsements and continuations and the Company’s attorney’s fees, shall be paid by the Company. In addition, on the related Closing Date, the Purchaser shall deduct from the Purchase Price $75.00 for each Mortgage Loan missing a tax service contract and $18.00 for each Mortgage Loan missing a flood certification.

Section 12.06. Arbitration.

With respect to (a) any Mortgage Loan in the conforming balance group originated by the Company from August 1, 2004 through April 30, 2005 and (b) any Mortgage Loan in the conforming balance group originated by any other entity through April 30, 2005, the Company represents, warrants and covenants that if the related Mortgage or the related Mortgage Note, or any document relating to the loan transaction, contains a mandatory arbitration clause (that is, a clause that requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction), Company (i) will notify the related Mortgagor in writing within 60 days after the Closing Date that none of the seller, the servicer that acquires an interest in the loan or services such arbitration clause against the Mortgagor, but that the Mortgagor will continue to have the right to submit a dispute to arbitration and (ii) will place a copy of such notice in the Mortgage File and with respect to any Mortgage Loan originated on or after May 1, 2005, neither the related Mortgage nor the related Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction.

Section 12.07. Confidential Information

The Company and the Purchaser shall keep confidential and shall not divulge to any party, without the other party’s prior written consent, the Purchase Price paid by the Purchaser for any Mortgage Loan or Mortgage Loan Package, except to the extent that it is appropriate for the Company to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies.

Section 12.08. Safeguarding Customer Information

The Company represents that it has implemented, and covenants that it shall maintain, security measures designed to meet the objectives of the Interagency Guidelines Establishing Information Security Standards (the “Guidelines”), Section 216 of the Fair and Accurate Transactions Act (including its implementing regulations, “FACTA”), as well as any amendments thereto or other applicable regulations regarding safeguarding information enacted or released by a regulatory agency having jurisdiction over the Company. In addition, the Company represents to the Purchaser that it has in place a response program to respond to any incident of unauthorized access to Customer Information (as defined in the Guidelines) .

The Company shall, upon written request and execution by the Purchaser and its designee, if applicable, of a mutually agreeable non-disclosure agreement, promptly provide the Purchaser with information regarding such information security measures upon the reasonable request of the Purchaser or its designee (including any Master Servicer of the Mortgage Loans) which information shall include, but not be limited to, any Statement on Auditing Standards (SAS) No. 70 report covering the Company’s operations related to this Agreement, and, if necessary, any other external audit reports, summaries of test results or equivalent measures or evaluations taken by the Company with respect to its security measures related to this Agreement.

The obligations set forth in this Section 12.08 shall survive termination of this Agreement.

Section 12.09. Notices.

All notices, requests, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given upon the delivery or mailing thereof, as the case may be, sent by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address shown in this Section 12.09, or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt):

If to Purchaser to:

Lehman Brothers Bank, FSB
745 Seventh Avenue
6th Floor
New York, New York 10019
Attention: Contract Finance
with a copy to:

Aurora Loan Services LLC
327 Inverness Drive South
Englewood, CO 80112
Attn: E. Todd Whittemore
Mail Stop - 3195

If to Company to:

Countrywide Home Loans, Inc.
4500 Park Granada
Calabasas, California 91302
Attn: Mr. Leon Daniels

With copy to: General Counsel

Section 12.10. Severability of Provisions.

Any part, provision, representation or warranty of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law that prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure, the economic effect of which is as close as possible to the economic effect of this Agreement, without regard to such invalidity.

Section 12.11. Counterparts.

This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.

Section 12.12. Place of Delivery and Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 12.13. Further Agreements.

The Purchaser and the Company each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

Section 12.14. Intention of the Parties.

It is the intention of the parties that the Purchaser is purchasing, and the Company is selling, 100% ownership interest in the Mortgage Loans and not a debt instrument of the Company or another security. Accordingly, the parties hereto each intend to treat each transaction for Federal income tax purposes as a sale by the Company, and a purchase by the Purchaser, of the Mortgage Loans. Moreover, the arrangement under which the Mortgage Loans are held shall be consistent with classification of such arrangement as a grantor trust in the event it is not found to represent direct ownership of the Mortgage Loans.

Section 12.15. Successors and Assigns; Assignment by the Purchaser.

This Agreement shall bind and inure to the benefit of and be enforceable by the Company and the Purchaser and the respective permitted successors and assigns of the Company and the successors and assigns of the Purchaser. This Agreement shall not be assigned, pledged or hypothecated by the Company to a third party without the prior written consent of the Purchaser.  Except as specifically set forth in Article 7 of this Agreement, the Purchaser may not assign this Agreement to any Person without the Company’s prior written consent.

Section 12.16. Waivers; Other Agreements.

No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

Section 12.17. General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b) the exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement;

(c) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(d) references herein to “Articles”, “Sections”, “Subsections”, “Paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(e) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(f) the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(g) the term “include” or “including” shall mean without limitation by reason of enumeration.

Section 12.18. Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 12.19. Recordation of Assignments of Mortgage.

To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or their comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such initial recordation to be effected at the Company’s expense in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option.

Section 12.20. No Personal Solicitation.

From and after the related Closing Date, the Company hereby agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors or independent mortgage brokerage companies on the Company’s behalf, to personally, by telephone or mail, solicit the Mortgagor under any Mortgage Loan for the purpose of refinancing such Mortgage Loan; provided, that the Company may solicit any Mortgagor for whom the Company or its affiliates has received a request for verification of mortgage, a request for demand for payoff, a Mortgagor initiated written or verbal communication indicating a desire to prepay the related Mortgage Loan, or the Mortgagor initiates a title search, provided further, it is understood and agreed that promotions undertaken by the Company or any of its affiliates which (i) concern optional insurance products or other additional products, (ii) are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements and (iii) solicitations made as a part of a campaign directed to borrowers with mortgage loans meeting certain defined parameters, provided, that such solicitations are made to all borrowers of mortgage loans serviced by the Company and its Affiliates with respect to mortgage loans meeting such defined parameters, including, but not limited to, those mortgage loans serviced for the Company and/or its Affiliates own account, shall not constitute solicitation under this Section 12.20 nor is the Company prohibited from responding to unsolicited requests or inquiries made by a Mortgagor or an agent of a Mortgagor. Notwithstanding the foregoing, the following solicitations, if undertaken by the Company or any affiliate of the Company, shall not be prohibited under this Section 12.20: (i) solicitations that are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists and newspaper, radio, television and other mass media advertisements and (ii) borrower messages included on, and statement inserts provided with, the monthly statements sent to Mortgagors; provided, however, that similar messages and inserts are sent to the borrowers of other mortgage loans serviced by the Company or any affiliate of the Company.

Section 12.21. Appointment and Designation of Master Servicer.

The Purchaser may, in its sole discretion from time to time, engage a master servicer (the “Master Servicer”) to assist the Purchaser in the supervision of the performance by the Company of its obligations and responsibilities arising under this Agreement. In the event that the Purchaser so appoints a Master Servicer, the Purchaser shall provide written notice thereof to the Company. From the date of such notice until such time as the Company receives written notice from the Purchaser that it has terminated or replaced such Master Servicer, the Company shall deliver all notices, reports and remittances that the Company is obligated to deliver to the Purchaser under this Agreement directly to the Master Servicer named in such notice (or to any successor master servicer named in any subsequent written notice received from the Purchaser). The Master Servicer shall have the rights to enforce the obligations of the Company under this Agreement on behalf of the Purchaser. Notwithstanding anything herein to the contrary, in no event shall the Master Servicer assume any of the obligations of the Purchaser under this Agreement; provided, however, that it is hereby understood and agreed upon by the Company and the Purchaser that the obligations of the Purchaser under this Agreement shall be retained by the Purchaser. The Purchaser hereby appoints Aurora Loan Services LLC as its initial Master Servicer hereunder.

Section 12.22. Regulation AB Addendum.

The Company and the Purchaser hereby agree that Exhibit I hereto regarding provisions related to Regulation AB (the “Regulation AB Addendum”) is hereby expressly incorporated into, and made a part of, this Agreement. If the provisions of the Regulation AB Addendum are inconsistent with the provisions of this Agreement, then the Regulation AB Addendum shall control.

Section 12.23. Documents Mutually Drafted.

The Company and the Purchaser agree that this Agreement and each other document prepared in connection with the transactions set forth herein have been mutually drafted and negotiated by each party, and consequently such documents shall not be construed against either party as the drafter thereof.

[Signature page follows]

IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

LEHMAN BROTHERS BANK, FSB

By: ___________________________
Name: Jack E. Desens
Title: Vice President

COUNTRYWIDE HOME LOANS, INC.

By: ___________________________
Name:
Title:

S-1

EXHIBIT A-1

FORM OF ACKNOWLEDGMENT AND CONVEYANCE AGREEMENT

(Group No. 200_-____)

This is an Acknowledgment and Conveyance Agreement delivered pursuant to that certain Flow Mortgage Loan Purchase, Warranties and Servicing Agreement, dated as of March 1, 2006 (the “Agreement”), between LEHMAN BROTHERS BANK, FSB (the “Purchaser”), and COUNTRYWIDE HOME LOANS, INC. (the “Company”). All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Agreement.

The Purchaser and the Company hereby confirm that they have reached agreement on the purchase, sale and servicing of the Mortgage Loans described on the Mortgage Loan Schedule attached as Annex 1 hereto on the terms and conditions set forth in the Purchase Agreement (which terms and conditions are incorporated herein by this reference) and the Purchase Price and Terms Letter, dated as of [___________ __, 200_] between the parties hereto.

Accordingly, on this [___ day of _________, 200_], the Company does hereby sell, transfer, assign, set over and convey to the Purchaser all right, title and interest of the Company in and to the Mortgage Loans, excluding the servicing rights related thereto which shall be retained by the Company, listed on the Mortgage Loan Schedule attached as Annex 1 hereto, including all interest and principal received by the Company on or with respect to the Mortgage Loans after the related Cut-off Date, together with all of the Company’s right, title and interest in and to each Custodial Account and all amounts from time to time credited to and the proceeds of such Custodial Account, all amounts from time to time credited to and the proceeds of any Escrow Account, any Liquidation Proceeds or Condemnation Proceeds, any REO Disposition Proceeds, the Company’s rights under any insurance policies related to the Mortgage Loans, the Policy related to each Mortgage Loan and all rights of the Company thereunder, any Insurance Proceeds, the Company’s security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties, and any proceeds of the foregoing. Pursuant to Article II of the Agreement, the Company has delivered to the Custodian the documents for each Mortgage Loan to be purchased as set forth in the Agreement. The ownership of each Mortgage Note, Mortgage, and the contents of the Mortgage File and Servicing File are vested in the Purchaser and the ownership of all records and documents required to be included in the Mortgage Loan File and Servicing File but not delivered or received until after the Closing Date shall immediately vest in the Purchaser.

By its execution and delivery of this Acknowledgment and Conveyance Agreement, the Company represents and warrants to the Purchaser that each of the representations and warranties contained in Sections 4.01 and 4.02 of the Agreement and Annex 2 hereto is true and correct as of the date hereof with respect to the Company and each of the Mortgage Loans listed on the Mortgage Loan Schedule attached as Annex 1 hereto. In addition, the Company represents and warrants to the Purchaser that the Underwriting Guidelines set forth on Annex 3 hereto are the Underwriting Guidelines used by the Company with respect to the origination of the Mortgage Loans in this Mortgage Loan Package.

A-1-1

By its execution and delivery of this Acknowledgment and Conveyance Agreement, the Company agrees that it shall service the Mortgage Loans on behalf of the Purchaser in accordance with the terms and conditions contained in the Agreement.

This Acknowledgment and Conveyance Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed an original, and all such counterparts shall constitute one and the same instrument.

COUNTRYWIDE HOME LOANS, INC., as Company

By: ___________________________
Name:
Title:

LEHMAN BROTHERS BANK, FSB, as Purchaser

By: ___________________________
Name:
Title:

A-1-2

Annex 1 to
Acknowledgment and Conveyance Agreement

MORTGAGE LOAN SCHEDULE

[Each Mortgage Loan Schedule shall provide the information required by Exhibit A-2 to the Agreement with respect to each Mortgage Loan as of the related Cut-Off Date.]

A-1-3

Annex 2 to
Acknowledgment and Conveyance Agreement

POOL CHARACTERISTICS

The Company hereby represents and warrants to the Purchaser, as to each Mortgage Loan, that as of March 1, 2006 or as of such other date specifically provided therein:

Pool Characteristics. With respect to the aggregate unpaid principal balance of all of the Mortgage Loans as of the Closing Date, (a) the Mortgage Loans are secured by real property improved by one- to four- family dwellings with original terms of up to [___] years, (b) with respect to each ARM Mortgage Loan the Index shall be as set forth on the Mortgage Loan Schedule, (c) the maximum Mortgage Interest Rate of the Mortgage Loans is [___]%, (d) the minimum Mortgage Interest Rate of the Mortgage Loans is [___]%, (e) the Mortgage Loans have a weighted average remaining term of [___] months, (f) each of the Mortgaged Properties consists of a single parcel of real property of which (i) at least [___]% are attached or detached one family residences, (ii) approximately [___]% are individual condominium units in a condominium project, (iii) approximately [___]% are units in planned unit developments, (iv) approximately [___]% are two-to-four family residential dwellings, (v) not more than [___]% are townhouses and (vi) not more than [___]% are manufactured housing which are permanently affixed to the ground, (g) no more than [___]% of the Mortgage Loans are rate-term refinance mortgage loans, (h) no more than [___]% of the Mortgage Loans are cash out refinance mortgage loans, (i) at least [___]% of the Mortgage Loans are purchase money mortgage loans, (j) the Mortgaged Properties are located as follows (i) approximately [___]% in [___], (ii) approximately [___]% in [___] and (iii) no other state shall contain a percentage which is greater than [___]% and (k) with respect to the ARM Mortgage Loans, the weighted average initial period gross Lifetime Rate Cap shall be [___]% and the weighted average lifetime Mortgage Interest Rate of [___]%. With respect to the aggregate unpaid principal balance of the Mortgage Loans at the time of origination, (a) no more than [___]% of the Mortgaged Properties were investment properties and (b) at least [___]% of the Mortgaged Properties were owner-occupied primary residences. With respect to the aggregate unpaid principal balance of the Mortgage Loans, (a) at least [___]% of the Mortgage Loans shall have full documentation, (b) no more than [___]% of the Mortgage Loans shall have stated income documentation and (c) no more than [___]% of the Mortgage Loans shall have alternate income documentation. The maximum LTV at origination of the Mortgage Loans in Pool 1 was not more than [___]% and the maximum LTV at origination of the Mortgage Loans in Pool 2 was not more than [___]%. The weighted average LTV at origination of the Mortgage Loans in Pool 1 was not more than [___]% and the weighted average LTV at origination of the Mortgage Loans in Pool 2 was not more than [___]%. The weighted average FICO Score of the Mortgage Loans in Pool 1 is not less than [___] and the weighted average FICO Score of the Mortgage Loans in Pool 2 is not less than [__]. The Mortgage Loans have the approximate pool characteristics as set forth in the Purchase Price and Terms Letter.

A-1-4

Annex 3 to
Acknowledgment and Conveyance Agreement

COMPANY’S UNDERWRITING GUIDELINES

A-1-5

EXHIBIT A-2
MORTGAGE LOAN SCHEDULE DATA FIELDS

(1)	the Company’s Mortgage Loan identifying number;

(2)	the Mortgagor’s and Co-Mortgagor’s (if applicable) names;

(3)	the street address of the Mortgaged Property, including the city, state, zip code, county;

(4)
a code indicating whether the Mortgaged Property is a single family residence, a 2 family dwelling, a 3-4 family dwelling, a manufactured home, a PUD, a townhouse, a unit in a condominium project, a co-operative, a mixed-use property, land, or a non-residential property;

(5)	a code indicating the loan is a fixed rate or adjustable rate Mortgage;

(6)	Product;

(7)	a code indicating the lien status of the Mortgage Loan;

(8)
the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule, and if different, the maturity expressed in the same manner but based on the actual amortization schedule;

(9)	the Loan to Value Ratio at origination;

(10)	the combined Loan to Value Ratio at origination;

(11)	the Mortgage Interest Rate as of the Cut-off Date;

(12)	the Payment and Rate Adjustment Frequencies (if applicable);

(13)	the Index (if applicable);

(14)	the initial Interest Rate Adjustment Date (if applicable);

(15)	the initial Payment Adjustment Date (if applicable);

(16)	the next Interest Rate Adjustment Date (if applicable);

(17)	the next Payment Adjustment Date (if applicable);

(18)	the Gross Margin (if applicable);

A-2-1

(19)	the minimum Mortgage Interest Rate under the terms of the Mortgage Note (if applicable);

(20)	a code indicating Interest Only Loans (Y/N);

(21)	the maximum Mortgage Interest Rate under the terms of the Mortgage Note (if applicable);

(22)	the Mortgage Interest Rate adjustment cap at the initial Interest Rate Adjustment Date (if applicable);

(23)	the Mortgage Interest Rate adjustment cap at all subsequent Interest Rate Adjustment Dates (if applicable);

(24)	the Lifetime Mortgage Interest Rate Cap (if applicable);

(25)	the rounding provisions under the terms of the Mortgage Note (if applicable);

(26)	the lookback provisions (#of days) under the terms of the Mortgage Note (if applicable);

(27)	negative amortization indicator;

(28)	the date on which the first payment is due;

(29)	the original term of the Mortgage Loan;

(30)	the stated maturity date;

(31)	the amount of the monthly principal and interest Payment;

(32)	the Annual Payment Cap expressed as a percentage (for Arms only);

(33)	the next due date as of the Cut-off Date;

(34)	the original principal amount of the Mortgage Loan;

(35)	the origination date of the Mortgage Loan;

(36)	the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date; after deduction of payments of principal actually received on or before the Cut-off Date;

(37)	the loan documentation type;

A-2-2

(38)	the loan purpose code;

(39)	the occupancy code;

(40)	the Mortgage Loan FICO score at origination;

(41)	the purchase price of the Mortgaged Property (if a purchase);

(42)	the Appraisal value of the Mortgaged Property;

(43)	amortization term;

(44)	balloon flag;

(45)	prepayment penalty flag;

(46)	prepayment penalty term;

(47)	The MIN number assigned to each Mortgage Loan, if applicable;

The following data fields will be provided on the data tape by Company to Purchaser, but shall not be considered to be part of the Mortgage Loan Schedule:

(1)	the Senior balances, if applicable

(2)	monthly payment histories on current mortgages (12 months );

(3)	prior foreclosure history, if available;

(4)	prior bankruptcy history, if available;

(5)	Asset Verification (Purchase Money Loans only), (yes or no);

(6)	the Mortgagor’s and Co-Mortgagor’s (if applicable) social security numbers;

(7)	the Mortgagor’s and Co-Mortgagor’s (if applicable) race;

(8)	the Mortgagor’s and Co-Mortgagor’s (if applicable) gender;

(9)	the combined annual income;

(10)	as of date;

(11)	the escrow balance as of the Cut-off Date;

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(12)	a code indicating the Appraisal Type (Tax Assessment, BPO, Drive-By Form 704, URAR, Form 2065, Form 2055 (Exterior only), Form 2055 (Interior Inspection), or AVM;

(13)	the Appraisal Type in #12 is an AVM, then a description of the AVM type;

(14)	a code indicating whether the loan is High Cost or Covered (HC, CV, HL); and

(15)	Section 32 flag.

A-2-4

EXHIBIT B

CONTENTS OF EACH MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and any prospective Purchaser, and which shall be delivered to the Purchaser pursuant to Section 2.03 of the Purchase Agreement to which this Exhibit is attached (the “Agreement”):

(a)
The original Mortgage Note bearing all intervening endorsements and including any riders to the Mortgage Note, endorsed “Pay to the order of ___________________________________, without recourse and signed in the name of the previous owner by an authorized officer;

(b)	the original of any guarantee executed in connection with the Mortgage Note (if any);

(c)
the original Mortgage with evidence of recording thereon, or copies certified by the related recording office or if the original Mortgage has not yet been returned from the recording office, a copy certified by the Company indicating that such Mortgage has been delivered for recording. The return directions for the original Mortgage should indicate, when recorded, mail to the Company;

(d)
the originals of all assumption, modification, consolidation or extension agreements, (or, if an original of any of these documents has not been returned from the recording office, a certified copy thereof, the original to be delivered to the Company forthwith after return from such recording office) with evidence of recording thereon, if any;

(e)	the original Assignment of Mortgage as appropriate, in recordable form, for each Mortgage Loan to ___________________;

(f)
the originals of any intervening recorded Assignments of Mortgage, showing a complete chain of assignment from origination to the Company, including warehousing assignments, with evidence of recording thereon (or, if an original intervening Assignment of Mortgage has not been returned from the recording office, a certified copy thereof, the original to be delivered to the Custodian forthwith after return from such recording office);

(g)	the original mortgage title insurance policy;

(h)	the original primary mortgage insurance certificate, if any; and

(i)	such other documents as from time to time may be delivered to the Purchaser in accordance with this Agreement.

B-1

EXHIBIT C

CUSTODIAL ACCOUNT LETTER AGREEMENT

_________________, 200_

To:

(the “Depository”)

As Company under the Flow Mortgage Loan Purchase, Warranties and Servicing Agreement, dated as of March 1, 2006 (the “Agreement”), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 5.04 of the Agreement, to be designated as “Countrywide Home Loans, Inc., in trust for Lehman Brothers Bank, purchaser of Residential Mortgage Loans, Group No. 2006-Flow.” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Company. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.
COUNTRYWIDE HOME LOANS, INC. Company

By:
Name:
Title:
Date:

C-1

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number __________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund (“BIF”) or the Savings Association Insurance Fund (“SAIF”).

Depository

By:
Name:
Title:
Date:

C-2

EXHIBIT D

ESCROW ACCOUNT LETTER AGREEMENT

___________________, 200_

To:

(the “Depository”)

As Company under the Flow Mortgage Loan Purchase, Warranties and Servicing Agreement, dated as of March 1, 2006 (the “Agreement”), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 5.06 of the Agreement, to be designated as “Countrywide Home Loans, Inc., in trust for Lehman Brothers Bank, purchaser of Residential Mortgage Loans, Group No. 2006-Flow, and various Mortgagors.” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Company. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.
COUNTRYWIDE HOME LOANS, INC. Company
By:
Name:
Title:
Date:

D-1

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number ______, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund (“BIF”) or the Savings Association Insurance Fund (“SAIF”).

Depository

By:
Name:
Title:
Date:

D-2

EXHIBIT E-1

FORM OF MONTHLY REMITTANCE ADVICE

FIELD NAME	DESCRIPTION	FORMAT
INVNUM	INVESTOR LOAN NUMBER	Number no decimals
SERVNUM	SERVICER LOAN NUMBER, REQUIRED	Number no decimals
BEGSCHEDBAL	BEGINNING SCHEDULED BALANCE FOR SCHED/SCHED	Number two decimals
BEGINNING TRAIL BALANCE FOR ACTUAL/ACTUAL,
REQUIRED
SCHEDPRIN	SCHEDULED PRINCIPAL AMOUNT FOR SCHEDULED/SCHEDULED	Number two decimals
ACTUAL PRINCIPAL COLLECTED FOR ACTUAL/ACTUAL,
REQUIRED, .00 IF NO COLLECTIONS
CURT1	CURTAILMENT 1 AMOUNT, .00 IF NOT APPLICABLE	Number two decimals
CURT1DATE	CURTAILMENT 1 DATE, BLANK IF NOT APPLICABLE	DD-MMM-YY
CURT1ADJ	CURTAILMENT 1 ADJUSTMENT, .00 IF NOT APPLICABLE	Number two decimals
CURT2	CURTAILMENT 2 AMOUNT, .00 IF NOT APPLICABLE	Number two decimals
CURT2DATE	CURTAILMENT 2 DATE, BLANK IF NOT APPLICABLE	DD-MMM-YY
CURT2ADJ	CURTAILMENT 2 ADJUSTMENT, .00 IF NOT APPLICABLE	Number two decimals
LIQPRIN	PAYOFF, LIQUIDATION PRINCIPAL, .00 IF NOT APPLICABLE	Number two decimals
OTHPRIN	OTHER PRINCIPAL, .00 IF NOT APPLICABLE	Number two decimals
PRINREMIT	TOTAL PRINCIPAL REMITTANCE AMOUNT, .00 IF NOT APPLICABLE	Number two decimals
INTREMIT	NET INTEREST REMIT, INCLUDE PAYOFF INTEREST,	Number two decimals
.00 IF NOT APPLICABLE
TOTREMIT	TOTAL REMITTANCE AMOUNT, .00 IF NOT APPLICABLE	Number two decimals
ENDSCHEDBAL	ENDING SCHEDULED BALANCE FOR SCHEDULED/SCHEDULED	Number two decimals
ENDING TRIAL BALANCE FOR ACTUAL/ACTUAL
.00 IF PAIDOFF, LIQUIDATED OR FULL CHARGEOFF
ENDACTBAL	ENDING TRIAL BALANCE	Number two decimals
.00 IF PAIDOFF, LIQUIDATED OR FULL CHARGEOFF
ENDDUEDATE	ENDING ACTUAL DUE DATE, NOT LAST PAID INSTALLMENT	DD-MMM-YY
ACTCODE	60 IF PAIDOFF, BLANK IF NOT APPLICABLE	Number no decimals
ACTDATE	ACTUAL PAYOFF DATE, BLANK IF NOT APPLICABLE	DD-MMM-YY
INTRATE	INTEREST RATE, REQUIRED	Number seven decimals
Example .0700000 for 7.00%
SFRATE	SERVICE FEE RATE, REQUIRED	Number seven decimals
Example .0025000 for .25%
PTRATE	PASS THRU RATE, REQUIRED	Number seven decimals
Example .0675000 for 6.75%
PIPMT	P&I CONSTANT, REQUIRED	Number two decimals
.00 IF PAIDOFF

E-1-1

EXHIBIT E-2

STANDARD LAYOUT FOR MONTHLY DEFAULTED LOAN REPORT

Data Field	Format			Data Description
% of MI coverage	NUMBER(6,5)			The percent of coverage provided by the PMI company in the event of loss on a defaulted loan.
Actual MI claim filed date	DATE(MM/DD/YYYY)			Actual date that the claim was submitted to the PMI company.
Actual bankruptcy start date	DATE(MM/DD/YYYY)			Actual date that the bankruptcy petition is filed with the court.
Actual MI claim amount filed	NUMBER(15,2)			The amount of the claim that was filed by the servicer with the PMI company.
Actual discharge date	DATE(MM/DD/YYYY)			Actual date that the Discharge Order is entered in the bankruptcy docket.
Actual due date	DATE(MM/DD/YYYY)			Actual due date of the next outstanding payment amount due from the mortgagor.
Actual eviction complete date	DATE(MM/DD/YYYY)			Actual date that the eviction proceedings are completed by local counsel.
Actual eviction start date	DATE(MM/DD/YYYY)			Actual date that the eviction proceedings are commenced by local counsel.
Actual first legal date	DATE(MM/DD/YYYY)			Actual date that foreclosure counsel filed the first legal action as defined by state statute.
Actual redemption end date	DATE(MM/DD/YYYY)			Actual date that the foreclosure redemption period expires.
Bankruptcy chapter	VARCHAR2(2)	7= Chapter 7 filed 12= Chapter 12 filed	11= Chapter 11 filed 13= Chapter 13 filed	Chapter of bankruptcy filed.
Bankruptcy flag	VARCHAR2(2)	Y=Active Bankruptcy	N=No Active Bankruptcy	Servicer defined indicator that identifies that the property is an asset in an active bankruptcy case.
Bankruptcy Case Number	VARCHAR2(15)			The court assigned case number of the bankruptcy filed by a party with interest in the property.

E-2-1

MI claim amount paid	NUMBER(15,2)			The amount paid to the servicer by the PMI company as a result of submitting an MI claim.
MI claim funds received date	DATE(MM/DD/YYYY)			Actual date that funds were received from the PMI company as a result of transmitting an MI claim.
Current loan amount	NUMBER(10,2)			Current unpaid principal balance of the loan as of the date of reporting to Aurora Master Servicing.
Date FC sale scheduled	DATE(MM/DD/YYYY)			Date that the foreclosure sale is scheduled to be held.
Date relief/dismissal granted	DATE(MM/DD/YYYY)			Actual date that the dismissal or relief from stay order is entered by the bankruptcy court.
Date REO offer accepted	DATE(MM/DD/YYYY)			Actual date of acceptance of an REO offer.
Date REO offer received	DATE(MM/DD/YYYY)			Actual date of receipt of an REO offer.
Delinquency value	NUMBER(10,2)			Value obtained typically from a BPO prior to foreclosure referral not related to loss mitigation activity.
Delinquency value source	VARCHAR2(15)	BPO= Broker's Price Opinion	Appraisal=Appraisal	Name of vendor or management company that provided the delinquency valuation amount.
Delinquency value date	DATE(MM/DD/YYYY)			Date that the delinquency valuation amount was completed by vendor or property management company.
Delinquency flag	VARCHAR2(2)	Y= 90+ delinq. Not in FC, Bky or Loss mit	N=Less than 90 days delinquent	Servicer defined indicator that identifies that the loan is delinquent but is not involved in loss mitigation, foreclosure, bankruptcy or REO.
Foreclosure flag	VARCHAR2(2)	Y=Active foreclosure	N=No active foreclosure	Servicer defined indicator that identifies that the loan is involved in foreclosure proceedings.
Corporate expense balance	NUMBER(10,2)
Total of all cumulative expenses advanced by the servicer for non-escrow expenses such as but not limited to: FC fees and costs, bankruptcy fees and costs, property preservation and property inspections.

E-2-2

Foreclosure attorney referral date	DATE(MM/DD/YYYY)			Actual date that the loan was referred to local counsel to begin foreclosure proceedings.
Foreclosure valuation amount	NUMBER(15,2)			Value obtained during the foreclosure process. Usually as a result of a BPO and typically used to calculate the bid.
Foreclosure valuation date	DATE(MM/DD/YYYY)			Date that foreclosure valuation amount was completed by vendor or property management company.
Foreclosure valuation source	VARCHAR2(80)	BPO= Broker's Price Opinion	Appraisal=Appraisal	Name of vendor or management company that provided the foreclosure valuation amount.
FHA 27011A transmitted date	DATE(MM/DD/YYYY)			Actual date that the FHA 27011A claim was submitted to HUD.
FHA 27011 B transmitted date	DATE(MM/DD/YYYY)			Actual date that the FHA 27011B claim was submitted to HUD.
VA LGC/ FHA Case number	VARCHAR2(15)
Number that is assigned individually to the loan by either HUD or VA at the time of origination. The number is located on the Loan Guarantee Certificate (LGC) or the Mortgage Insurance Certificate (MIC).

FHA Part A funds received date	DATE(MM/DD/YYYY)			Actual date that funds were received from HUD as a result of transmitting the 27011A claim.
Foreclosure actual sale date	DATE(MM/DD/YYYY)			Actual date that the foreclosure sale was held.
Servicer loan number	VARCHAR2(15)			Individual number that uniquely identifies loan as defined by servicer.
Loan type	VARCHAR2(2)	1=FHA Residential 3=Conventional w/o PMI 5=FHA Project 7=HUD 235/265 9=Farm Loan S=Sub prime	2=VA Residentia 4=Commercial 6=Conventional w/PMI 8=Daily Simple Interest Loan U=Unknown	Type of loan being serviced generally defined by the existence of certain types of insurance (i.e.: FHA, VA, conventional insured, conventional uninsured, SBA, etc.).
Loss mit approval date	DATE(MM/DD/YYYY)			The date determined that the servicer and mortgagor agree to pursue a defined loss mitigation alternative.

E-2-3

Loss mit flag	VARCHAR2(2)	Y= Active loss mitigation	N=No active loss mitigation	Servicer defined indicator that identifies that the loan is involved in completing a loss mitigation alternative.
Loss mit removal date	DATE(MM/DD/YYYY)			The date that the mortgagor is denied loss mitigation alternatives or the date that the loss mitigation alternative is completed resulting in a current or liquidated loan.
Loss mit type	VARCHAR2(2)	L= Loss Mitigation NP=Pending non-performing sale DI= Deed in lieu MO=Modification SH=Short sale	LT=Litigation pending CH= Charge off FB= Forbearance plan PC=Partial claim VA=VA refunding	The defined loss mitigation alternative identified on the loss mit approval date.
Loss mit value	NUMBER(10,2)			Value obtained typically from a BPO prior to foreclosure sale intended to aid in the completion of loss mitigation activity.
Loss mit value date	DATE(MM/DD/YYYY)			Name of vendor or management company that provided the loss mitigation valuation amount.
Loss mit value source	VARCHAR2(15)	BPO= Broker's Price Opinion	Appraisal=Appraisal	Date that the loss mitigation valuation amount was completed by vendor or property management company.
MI certificate number	VARCHAR2(15)			A number that is assigned individually to the loan by the PMI company at the time of origination. Similar to the VA LGC/FHA Case Number in purpose.
LPMI Cost	NUMBER(7,7)			The current premium paid to the PMI company for Lender Paid Mortgage Insurance.
Occupancy status	VARCHAR2(1)	O=Owner occupied U=Unknown	T=Tenant occupied V=Vacant	The most recent status of the property regarding who if anyone is occupying the property. Typically a result of a routine property inspection.
First Vacancy date/ Occupancy status date	DATE(MM/DD/YYYY)			The date that the most recent occupancy status was determined. Typically the date of the most recent property inspection.
Original loan amount	NUMBER(10,2)			Amount of the contractual obligations (i.e.: note and mortgage/deed of trust).

E-2-4

Original value amount	NUMBER(10,2)			Appraised value of property as of origination typically determined through the appraisal process.
Origination date	DATE(MM/DD/YYYY)			Date that the contractual obligations (i.e.: note and mortgage/deed of trust) of the mortgagor was executed.
FHA Part B funds received date	DATE(MM/DD/YYYY)			Actual date that funds were received from HUD as a result of transmitting the 27011B claim.
Post petition due date	DATE(MM/DD/YYYY)			The post petition due date of a loan involved in a chapter 13 bankruptcy.
Property condition	VARCHAR2(2)	1= Excellent 3=Average 5=Poor	2=Good 4=Fair 6=Very poor	Physical condition of the property as most recently reported to the servicer by vendor or property management company.
Property type	VARCHAR2(2) 3=Condo 6=Prefabricated 7=Mobile home A=Church O=Co-op CT=Condotel	1=Single family 4=Multifamily B=Commercial U=Unknown P=PUD M=Manufactured housing MU=Mixed use	2=Town house 5=Other C=Land only D=Farm R=Row house 24= 2-4 family	Type of property secured by mortgage such as: single family, 2-4 unit, etc.
Reason for default	VARCHAR2(3)
001=Death of principal mtgr
003=Illness of mtgr's family member
004=Death of mtgr's family member
006=Curtailment of income
008=Abandonment of property
011=Property problem
013=Inability to rent property
015=Other
017=Business failure
022=Energy-Environment costs
026= Payment adjustment
029=Transfer ownership pending
031=Unable to contact borrower

002=Illness of principal mtgr
005=Marital difficulties
007=Excessive obligations
009=Distant employee transfer
012=Inability to sell property
014=Military service
016=Unemployment
019=Casualty loss
023= Servicing problems
027=Payment dispute
030=Fraud
INC=Incarceration
Cause of delinquency as identified by mortgagor.
REO repaired value	NUMBER(10,2)			The projected value of the property that is adjusted from the "as is" value assuming necessary repairs have been made to the property as determined by the vendor/property management company.

E-2-5

REO list price adjustment amount	NUMBER(15,2)			The most recent listing/pricing amount as updated by the servicer for REO properties.
REO list price adjustment date	DATE(MM/DD/YYYY)			The most recent date that the servicer advised the agent to make an adjustment to the REO listing price.
REO value (as is)	NUMBER(10,2)			The value of the property without making any repairs as determined by the vendor/property management company.
REO actual closing date	DATE(MM/DD/YYYY)			The actual date that the sale of the REO property closed escrow.
REO flag	VARCHAR2(7)	Y=Active REO	N=No active REO	Servicer defined indicator that identifies that the property is now Real Estate Owned.
REO original list date	DATE(MM/DD/YYYY)			The initial/first date that the property was listed with an agent as an REO.
REO original list price	NUMBER(15,2)			The initial/first price that was used to list the property with an agent as an REO.
REO net sales proceeds	NUMBER(10,2)			The actual REO sales price less closing costs paid. The net sales proceeds are identified within the HUD1 settlement statement.
REO sales price	NUMBER(10,2)			Actual sales price agreed upon by both the purchaser and servicer as documented on the HUD1 settlement statement.
REO scheduled close date	DATE(MM/DD/YYYY)			The date that the sale of the REO property is scheduled to close escrow.
REO value date	DATE(MM/DD/YYYY)			Date that the vendor or management company completed the valuation of the property resulting in the REO value (as is).
REO value source	VARCHAR2(15)	BPO= Broker's Price Opinion	Appraisal=Appraisal	Name of vendor or management company that provided the REO value (as is).
Repay first due date	DATE(MM/DD/YYYY)			The due date of the first scheduled payment due under a forbearance or repayment plan agreed to by both the mortgagor and servicer.
Repay next due date	DATE(MM/DD/YYYY)			The due date of the next outstanding payment due under a forbearance or repayment plan agreed to by both the mortgagor and servicer.

E-2-6

Repay plan broken/reinstated/closed date	DATE(MM/DD/YYYY)	The servicer defined date upon which the servicer considers that the plan is no longer in effect as a result of plan completion or mortgagor's failure to remit payments as scheduled.
Repay plan created date	DATE(MM/DD/YYYY)	The date that both the mortgagor and servicer agree to the terms of a forbearance or repayment plan.
SBO loan number	NUMBER(9)	Individual number that uniquely identifies loan as defined by Aurora Master Servicing.
Escrow balance/advance balance	NUMBER(10,2)	The positive or negative account balance that is dedicated to payment of hazard insurance, property taxes, MI, etc. (escrow items only).
Title approval letter received date	DATE(MM/DD/YYYY)	The actual date that the title approval was received as set forth in the HUD title approval letter.
Title package HUD/VA date	DATE(MM/DD/YYYY)	The actual date that the title package was submitted to either HUD or VA.
VA claim funds received date	DATE(MM/DD/YYYY)	The actual date that funds were received by the servicer from the VA for the expense claim submitted by the servicer.
VA claim submitted date	DATE(MM/DD/YYYY)	The actual date that the expense claim was submitted by the servicer to the VA.
VA first funds received amount	NUMBER(15,2)	The amount of funds received by the servicer from VA as a result of the specified bid.
VA first funds received date	DATE(MM/DD/YYYY)	The date that the funds from the specified bid were received by the servicer from the VA.
VA NOE submitted date	DATE(MM/DD/YYYY)	Actual date that the Notice of Election to Convey was submitted to the VA.
Zip Code	VARCHAR2(5)	U.S. postal zip code that corresponds to property location.

E-2-7

FNMA Delinquency status code	VARCHAR2(3) 24=Drug seizure 28=Modification 31=Probate 44=Deed-in-lieu 62=VA no-bid 65=Ch. 7 bankruptcy	09=Forbearance 26=Refinance 29=Charge-off 32=Military indulgence 49=Assignment 63=VA Refund 66=Ch. 11 bankruptcy	17=Preforeclosure sale 27=Assumption 30=Third-party sale 43=Foreclosure 61=Second lien considerations 64=VA Buydown 67=Ch. 13 bankruptcy	The code that is electronically reported to FNMA by the servicer that reflects the current defaulted status of a loan (i.e.: 65, 67, 43 or 44).
FNMA delinquency reason code	VARCHAR2(3)
001=Death of principal mtgr
003=Illness of mtgr's family member
005=Marital difficulties
007=Excessive obligations
009=Distant employee transfer
012=Inability to sell property
014=Military service
016=Unemployment
019=Casualty loss
023= Servicing problems
027=Payment dispute
030=Fraud
INC=Incarceration

002=Illness of principal mtgr
004=Death of mtgr's family member
006=Curtailment of income
008=Abandonment of property
011=Property problem
013=Inability to rent property
015=Other
017=Business failure
022=Energy-Environment costs
026= Payment adjustment
029=Transfer ownership pending
031=Unable to contact borrower
The code that is electronically reported to FNMA by the servicer that describes the circumstance that appears to be the primary contributing factor to the delinquency.
Suspense balance	NUMBER(10,2)			Money submitted to the servicer, credited to the mortgagor's account but not allocated to principal, interest, escrow, etc.
Restricted escrow balance	NUMBER(10,2)			Money held in escrow by the mortgage company through completion of repairs to property.
Investor number	NUMBER (10,2)			Unique number assigned to a group of loans in the servicing system.

E-2-8

EXHIBIT F
COMPANY’S OFFICER’S CERTIFICATE

I, ____________________, hereby certify that I am the duly elected [Vice] President of Countrywide Home Loans, Inc., a state chartered institution organized under the laws of the state of New York, (the “Company”) and further as follows:

(1) Attached hereto as Exhibit 1 is a true, correct and complete copy of the charter of the Company which is in full force and effect on the date hereof and which has been in effect without amendment, waiver, rescission or modification.

(2) Attached hereto as Exhibit 2 is a true, correct and complete copy of the bylaws of the Company which are in effect on the date hereof and which have been in effect without amendment, waiver, rescission or modification.

(3) Attached hereto as Exhibit 3 is an original certificate of good standing of the Company issued within ten days of the date hereof, and no event has occurred since the date thereof which would impair such standing.

(4) Attached hereto as Exhibit 4 is a true, correct and complete copy of the corporate resolutions of the Board of Directors of the Company authorizing the Company to execute and deliver each of the Flow Mortgage Loan Purchase, Warranties and Servicing Agreement, Group No. 2006-Flow dated March 1, 2006 by and between the Company and Lehman Brothers Bank, FSB (the “Purchaser”) (the “Purchase Agreement”) and to endorse the Mortgage Notes and execute the Assignments of Mortgages by original signature, and such resolutions are in effect on the date hereof and have been in effect without amendment, waiver, rescission or modification.

(5) The Company is duly authorized to engage in the transactions described and contemplated in the Purchase Agreement.

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company.

Dated:	By:
[Seal]	Name:
Title: [Vice] President

I, ________________________, an [Assistant] Secretary of Countrywide Home Loans, Inc., hereby certify that ____________ is the duly elected, qualified and acting [Vice] President of the Company and that the signature appearing above is [her] [his] genuine signature.

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:	By:
[Seal]	Name:
Title: [Vice] President

EXHIBIT 5 to
Company’s Officer’s Certificate

Name	Title	Signature

EXHIBIT G

FORM OF OPINION OF COUNSEL TO THE COMPANY

(date)
Lehman Brothers Bank, FSB
745 Seventh Avenue
7th Floor
New York, New York 10019

Dear Sirs:

You have requested [our] [my] opinion, as [Assistant] General Counsel to Countrywide Home Loans, Inc. (the “Company”), with respect to certain matters in connection with the sale by the Company of the Mortgage Loans pursuant to that certain Flow Mortgage Loan Purchase, Warranties and Servicing Agreement by and between the Company and Lehman Brothers Bank, FSB (the “Purchaser”), Group No. 2006-Flow dated as of March 1, 2006 (the “Purchase Agreement”) which sale is in the form of whole loans, serviced pursuant thereto. Capitalized terms not otherwise defined herein have the meanings set forth in the Purchase Agreement.

[We] [I] have examined the following documents:

1.	the Purchase Agreement;

2.	the form of Assignment of Mortgage;

3.	the form of endorsement of the Mortgage Notes; and

4.	such other documents, records and papers as we have deemed necessary and relevant as a basis for this opinion.

To the extent [we] [I] have deemed necessary and proper, [we] [I] have relied upon the representations and warranties of the Company contained in the Purchase Agreement. [We] [I] have assumed the authenticity of all documents submitted to [us] [me] as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

Based upon the foregoing, it is [our] [my] opinion that:

1.
The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of New York and is qualified to transact business in, and is in good standing under, the laws of the state of New York.

2.
The Company has the power to engage in the transactions contemplated by the Purchase Agreement and all requisite power, authority and legal right to execute and deliver the Purchase Agreement, and to perform and observe the terms and conditions of the Purchase Agreement.

3.
The Purchase Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement enforceable in accordance with its respective terms against the Company, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder or with the Purchaser’s ownership of the Mortgage Loans.

4.
The Company has been duly authorized to allow any of its officers to execute any and all documents by original signature in order to complete the transactions contemplated by the Purchase Agreement and by original signature in order to execute the endorsements to the Mortgage Notes and the Assignments of Mortgages, and the original signature of the officer at the Company executing the endorsements to the Mortgage Notes and the Assignments of Mortgages represents the legal and valid signature of said officer of the Company.

5.
Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with the Purchase Agreement or the sale of the Mortgage Loans or the consummation of the transactions contemplated by the Purchase Agreement; or (ii) any required consent, approval, authorization or order has been obtained by the Company.

6.
Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of, the Purchase Agreement conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or violates any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

7.
There is no action, suit, proceeding or investigation pending or, to the best of [our] [my] knowledge, threatened against the Company which, in [our] [my] judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Purchase Agreement, or the Mortgage Loans or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Purchase Agreement.

8.
The sale of each Mortgage Note and Mortgage as and in the manner contemplated by the Purchase Agreement is sufficient to fully transfer to the Purchaser all right, title and interest of the Company thereto as noteholder and mortgagee.

9.
The Mortgages have been duly assigned and the Mortgage Notes have been duly endorsed as provided in the Purchase Agreement. The Assignments of Mortgage are in recordable form, except for the insertion of the name of the assignee, and upon the name of the assignee being inserted, are acceptable for recording under the laws of the state where each related Mortgaged Property is located. The endorsement of the Mortgage Notes, the delivery to the Purchaser, or its designee, of the Assignments of Mortgage, and the delivery of the original endorsed Mortgage Notes to the Purchaser, or its designee, are sufficient to permit the Purchaser to avail itself of all protection available under applicable law against the claims of any present or future creditors of the Company, and are sufficient to prevent any other sale, transfer, assignment, pledge or hypothecation of the Mortgages and the Mortgage Notes by the Company from being enforceable.

This opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon except that the purchaser or purchasers to which you initially and directly resell the Mortgage Loans may rely on this opinion as if it were addressed to them as of its date.

Very truly yours,

[Name]
[Assistant] General Counsel

EXHIBIT H-1

SECURITY RELEASE CERTIFICATION

___________________, 200_
Federal Home Loan Bank of
______(the “Association”)

Attention:

Re: Notice of Sale and Release of Collateral

Dear Sirs:

This letter serves as notice that Countrywide Home Loans, Inc., a corporation organized pursuant to the laws of the state of New York (the “Company”) has committed to sell to Lehman Brothers Bank, FSB under a Flow Mortgage Loan Purchase, Warranties and Servicing Agreement Group No. 2006-Flow, dated as of March 1, 2006, certain mortgage loans originated by the Company. The Company warrants that the mortgage loans to be sold to Lehman Brothers Bank, FSB on this date pursuant to the Acknowledgment and Conveyance Agreement dated as of ________ (the “Related Loans”) are in addition to and beyond any collateral required to secure advances made by the Association to the Company.

The Company acknowledges that the Related Loans shall not be used as additional or substitute collateral for advances made by the Association. Lehman Brothers Bank, FSB understands that the balance of the Company’s mortgage loan portfolio may be used as collateral or additional collateral for advances made by the Association, and confirms that it has no interest therein.

Execution of this letter by the Association shall constitute a full and complete release of any security interest, claim, or lien which the Association may have against the Related Loans.

H-1-1

Very truly yours,

Countrywide Home Loans, Inc.

By: _______________________
Name:
Title:
Date:
Acknowledged and approved:

FEDERAL HOME LOAN BANK OF

________________________

By: _________________________
Name:
Title:
Date:

H-1-2

EXHIBIT H-2

SECURITY RELEASE CERTIFICATION

I. Release of Security Interest
The financial institution named below hereby relinquishes any and all right, title and interest it may have in all Mortgage Loans to be purchased by Lehman Brothers Bank, FSB from the Company named below pursuant to that certain Flow Mortgage Loan Purchase, Warranties and Servicing Agreement, Group No. 2006-Flow, dated as of March 1, 2006 and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Mortgage Loans have been delivered and released to the Company named below or its designees, as of the date and time of the sale of such Mortgage Loans to Lehman Brothers Bank, FSB pursuant to the Acknowledgment and Conveyance Agreement dated as of __________.

Name and Address of Financial Institution

_____________________________________________
(name)
_____________________________________________
(Address)
By: ________________________________________________

H-2-1

II. Certification of Release
The Company named below hereby certifies to Lehman Brothers Bank, FSB, that, as of the date and time of the sale of the above-mentioned Mortgage Loans to Lehman Brothers Bank, FSB, the security interests in the Mortgage Loans released by the above-named financial institution comprise all security interests relating to or affecting any and all such Mortgage Loans. The Company warrants that, as of such time, there are and will be no other security interests affecting any or all of such Mortgage Loans.

Countrywide Home Loans, Inc.

By: ___________________________
Name:
Date:

H-2-2

EXHIBIT I

REGULATION AB ADDENDUM

1. Definitions. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Flow Mortgage Loan Purchase, Warranties and Servicing Agreement (the “Flow Agreement”) to which this Regulation AB Addendum (this “Addendum”) is attached. The Flow Agreement and this Addendum may be collectively referred to in this Addendum as “this Agreement”. In addition, the following terms shall have the following meanings.

Commission: The United States Securities and Exchange Commission.

Company Information: As defined in Section 2(g)(i)(A)(1).

Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Qualified Correspondent: Any Person from which the Company purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between the Company and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Company, in accordance with underwriting guidelines designated by the Company (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above; and (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Company in origination of mortgage loans of the same type as the Mortgage Loans for the Company’s own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Company on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Company; and (iv) the Company employed, at the time such Mortgage Loans were acquired by the Company, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Company.

Reconstitution: Any Securitization Transaction or Whole Loan Transfer.

Reconstitution Agreement: An agreement or agreements entered into by the Company and the Purchaser and/or certain third parties in connection with a Reconstitution with respect to any or all of the Mortgage Loans serviced under the Agreement.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Securities Act: The Securities Act of 1933, as amended.

Securitization Transaction: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered, rated mortgage-backed securities or (2) an issuance of publicly offered, rated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Servicer: As defined in Section 2(c)(iii).

Servicing Criteria: The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Static Pool Information: Static pool information as described in Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Company or a Subservicer.

Subservicer: Any Person that services Mortgage Loans on behalf of the Company or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Company under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB; provided, for the avoidance of doubt, that the term “Subservicer” shall not include (i) any master servicer, or any special servicer engaged at the request of a Depositor, Purchaser or investor in a Securitization Transaction or (ii) any “back-up servicer” or trustee performing servicing functions on behalf of a Securitization Transaction, in each case so long as such party does not act on behalf of the Company or any Subservicer.

Third-Party Originator: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Company.

Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.

2. General Provisions.

(a)  Intent of the Parties; Reasonableness.

The Purchaser and the Company acknowledge and agree that the purpose of this Section 2 is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Because Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act and there are market uncertainties with respect to the disclosure that investors in privately offered securities may request, the parties agree over time to negotiate in good faith with respect to the provision of comparable disclosure in private offerings.

Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder. The Company acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets or advice of counsel, and agrees to negotiate in good faith with the Purchaser or any Depositor with regard to reasonable requests for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Company shall cooperate fully with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary, to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Company, any Subservicer, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans necessary in order to effect such compliance.

The Purchaser (including any of its assignees or designees) shall cooperate with the Company by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Purchaser’s reasonable judgment, to comply with Regulation AB.

(b) Additional Representations and Warranties of the Company.

(i) The Company shall be deemed to represent to the Purchaser and to any Depositor, as of the date on which information is first provided to the Purchaser or any Depositor under Section 2(c) and as of the closing date of each related Securitization Transaction that, except as disclosed in writing to the Purchaser or such Depositor prior to such date: (A) the Company is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Company; (B) the Company has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (C) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Company as servicer has been disclosed or reported by the Company; (D) no material changes to the Company’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the related Securitization Transaction; (E) there are no aspects of the Company’s financial condition that could have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement; (F) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Company, any Subservicer or any Third-Party Originator; and (G) there are no affiliations or relationships and related transactions required to be disclosed under Item 1119 between the Company, any Subservicer or any Third-Party Originator and any of the parties listed in Section 2(c)(i)(D)(4)-(9) which are identified in writing by the Purchaser or Depositor in advance of the Securitization Transaction pursuant to Section 2(c)(i)(D) of this Addendum.

(ii) If so requested by the Purchaser or any Depositor, the Company shall make reasonable best efforts within five Business Days but in no event later than ten Business Days following such request, to (a) confirm in writing the accuracy of the representations and warranties set forth in paragraph (i)(A)-(G) of this Section or (b) confirm in writing the accuracy of the representations and warranties set forth in paragraphs (i)(F) and (i)(G) of this Section on any date following the date on which information is first provided to the Purchaser or any Depositor under Section 2(c), if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

(c) Information to Be Provided by the Company.

In connection with any Securitization Transaction the Company shall (1) make reasonable best efforts within five Business Days but in no event later than ten Business Days following request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator and each Subservicer to provide), in writing reasonably necessary for compliance with Regulation AB, the information and materials specified in paragraphs (i), (ii), (iii) and (vi) of this Section 2(c), and (2) as promptly as practicable following notice to or discovery by the Company, provide to the Purchaser and any Depositor (in writing) the information specified in paragraph (iv) of this Section.

(i) If so requested by the Purchaser or any Depositor, the Company shall provide such information regarding (x) the Company, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent, if applicable), or (y) as applicable, each Third-Party Originator, and (z) as applicable, each Subservicer, as is requested for the purpose of compliance with Items 1103(a)(1), 1105 (subject to paragraph (b) below), 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

(A) the originator’s form of organization;

(B) to the extent material, a description of the originator’s origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator’s experience in originating mortgage loans of a similar type as the Mortgage Loans; if material, information regarding the size and composition of the originator’s origination portfolio; and information that may be material to an analysis of the performance of the Mortgage Loans, including the originators’ credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

(C) a description of any material legal or governmental proceedings pending (or known to be contemplated by governmental authorities) against the Company, each Third-Party Originator, if applicable, and each Subservicer; and

(D) a description of any affiliation or relationship between the Company, each Third-Party Originator, if applicable, each Subservicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Company by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:

(1) the sponsor;
(2) the depositor;
(3) the issuing entity;
(4) any servicer;
(5) any trustee;
(6) any originator;
(7) any significant obligor;
(8) any enhancement or support provider; and
(9) any other material transaction party.

(ii) If so requested by the Purchaser or any Depositor, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (a) the Company, if the Company is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent, if applicable), and/or (b) as applicable, each Third-Party Originator. Such Static Pool Information shall be prepared by the Company (or, if applicable, a Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB. To the extent that there is reasonably available to the Company (or Third-Party Originator, as applicable) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the Company, and need not be customized for the Purchaser or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format.

Promptly following notice or discovery of a material error, as determined in the Company’s sole discretion, in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), the Company shall provide corrected Static Pool Information to the Purchaser or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the Company.

If so requested by the Purchaser or any Depositor, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such agreed-upon procedures letters of certified public accountants pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Company’s or, if applicable, Third-Party Originator’s originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request. Such letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which shall be limited to any Sponsor, any Depositor, any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction or any other party that is reasonably and customarily entitled to receive such statements and letters in a Securitization Transaction at the time of delivery. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

(iii) If reasonably requested by the Purchaser or any Depositor, the Company shall provide such information regarding the Company, as servicer of the Mortgage Loans, and each Subservicer (each of the Company and each Subservicer, for purposes of this paragraph, a “Servicer”), as is requested for the purpose of compliance with Item 1108 of Regulation AB. Such information shall include, at a minimum:

(A) the Servicer’s form of organization;

(B) a description of how long the Servicer has been servicing residential mortgage loans; a general discussion of the Servicer’s experience in servicing assets of any type as well as a more detailed discussion of the Servicer’s experience in, and procedures for, the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Servicer’s portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Servicer that may be material, in the reasonable determination of the Purchaser or any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

(1) whether any prior securitizations of mortgage loans of a type similar to the Mortgage Loans involving the Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related Securitization Transaction;
(2) the extent of outsourcing the Servicer utilizes;
(3) whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as a servicer during the three-year period immediately preceding the related Securitization Transaction;
(4) whether the Servicer has been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and
(5) such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

(C) a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Mortgage Loans;

(D) information regarding the Servicer’s financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer could have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement;

(E) information regarding advances made by the Servicer on the Mortgage Loans and the Servicer’s overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

(F) a description of the Servicer’s processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

(G) a description of the Servicer’s processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts; and

(H) information as to how the Servicer defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience.

(iv) If reasonably requested by the Purchaser or any Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Company shall (a) notify the Purchaser and any Depositor in writing of (1) any material litigation or governmental proceedings pending against the Company, any Subservicer or any Third-Party Originator and (b) provide to the Purchaser and any Depositor a description of such proceedings.

(v) As a condition to the succession to the Company or any Subservicer as servicer or subservicer under this Agreement or any applicable Reconstitution Agreement by any Person (i) into which the Company or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Company or any Subservicer, the Company shall provide to the Purchaser and any Depositor, at least 15 calendar days (in the event that Purchaser or Depositor is unaware of any such successor) prior to the effective date of such succession or appointment, (x) written notice to the Purchaser and any Depositor of such succession or appointment and (y) in writing, all information reasonably requested by the Purchaser or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

(vi) In addition to such information as the Company, as servicer, is obligated to provide pursuant to other provisions of this Agreement, if reasonably requested by the Purchaser or any Depositor, the Company shall provide such information reasonably available to the Company regarding the performance or servicing of the Mortgage Loans as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB; provided that to the extent that any such information requested by the Purchaser or any Depositor is not readily available to the Company, the time for delivery of such information by the Company to the Purchaser or any Depositor shall be such period that does not interfere with the facilitation or preparation of distribution reports in accordance with Item 1121 of Regulation AB. Such information shall be provided concurrently with the monthly reports otherwise required to be delivered by the Company under this Agreement, commencing with the first such report due not less than ten Business Days following such request or such longer period as provided herein.

(vii) If reasonably requested in writing by the Purchaser or any Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Company shall provide to the Purchaser and any Depositor a description of any affiliations or relationships required to be disclosed under Item 1119 of Regulation AB between the Company, any Subservicer or any Third-Party Originator and any of the parties listed clauses (i)(4)-(9) of this Section 2(c) that develop following the closing date of a Securitization Transaction. For purposes of the foregoing, to the extent that the Company does not receive notification by March 1 of the calendar year in which a Form 10-K for the related Securitization Transaction must be filed, the Company (1) shall be entitled to assume that the parties to the Securitization Transaction are the same as such parties listed on the most recent previously delivered written notification (or on the closing date, if no such written notification has been delivered), (2) shall not be obligated to disclose any affiliations or relationships that may develop after the closing date for the Securitization Transaction with any parties not identified to the Company pursuant to clause (D) of paragraph (i) of this Section 2(c), and (3) shall be entitled to rely upon any written identification of parties provided by the Depositor, the Purchaser or any master servicer.

(d) Servicer Compliance Statement.

The Company shall, using best reasonable efforts on or before March 1, but no later than March 15 of each calendar year, commencing in 2007, deliver to the Purchaser and any Depositor a statement of compliance addressed to the Purchaser and such Depositor and signed by an authorized officer of the Company, to the effect that (i) a review of the Company’s servicing activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance of its servicing activities under this Agreement and any applicable Reconstitution Agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Company has fulfilled all of its servicing obligations under this Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such servicing obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

(e) Report on Assessment of Compliance and Attestation.

(i) The Company shall, using best reasonable efforts on or before March 1, but no later than March 15 of each calendar year, commencing in 2007:

(A) deliver to the Purchaser and any Depositor a report regarding the Company’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Purchaser and such Depositor and signed by an authorized officer of the Company, and shall address each of the applicable Servicing Criteria specified on Annex 2 hereto;

(B) deliver to the Purchaser and any Depositor a report of a registered public accounting firm that attests to, and reports on, the assessment of compliance made by the Company and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(C) cause each Subservicer and each Subcontractor determined by the Company pursuant to Section 2(f)(ii) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB (each, a “Participating Entity”), to deliver to the Purchaser and any Depositor an assessment of compliance and accountants’ attestation as and when provided in paragraphs (i) and (ii) of this Section 2(e); and

(D) deliver to the Purchaser, any Depositor and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification in the form of Annex 1 hereto; provided that such back-up certification delivered by the Company shall not be filed as an exhibit to, or included in, any filing with the Commission unless required by applicable law or interpretive guidance provided by the Commission or its staff.

The Company acknowledges that the party identified in clause (i)(D) above may rely on the certification provided by the Company pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission. Neither the Purchaser nor any Depositor will request delivery of a certification under clause (i)(D) above unless a Depositor is required under the Exchange Act to file an annual report on Form 10-K with respect to an issuing entity whose asset pool includes Mortgage Loans.

(ii) Each assessment of compliance provided by a Subservicer pursuant to Section 2(e)(i)(A) shall address each of the applicable Servicing Criteria specified on Annex 2 hereto. An assessment of compliance provided by a Participating Entity pursuant to Section 2(e)(i)(C) need not address any elements of the Servicing Criteria other than those specified by the Company pursuant to Section 2(f).

(f) Use of Subservicers and Subcontractors.

The Company shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Company as servicer under this Agreement or any Reconstitution Agreement unless the Company complies with the provisions of paragraph (i) of this subsection (f). The Company shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Company as servicer under this Agreement or any applicable Reconstitution Agreement unless the Company complies with the provisions of paragraph (ii) of this subsection (f).

(i) It shall not be necessary for the Company to seek the consent of the Purchaser or any Depositor to the utilization of any Subservicer. The Company shall cause any Subservicer used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of this Section and with Sections 2(b), 2(c)(iii), 2(c)(v), 2(d) and 2(e) of this Agreement to the same extent as if such Subservicer were the Company, and to provide the information required with respect to such Subservicer under Section 2(c)(iv) of this Agreement. The Company shall be responsible for obtaining from each Subservicer and delivering to the Purchaser and any Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 2(d), any assessment of compliance and attestation required to be delivered by such Subservicer under Section 2(e) and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 2(e) as and when required to be delivered.

(ii) It shall not be necessary for the Company to seek the consent of the Purchaser or any Depositor to the utilization of any Subcontractor. The Company shall promptly upon request by the Purchaser and any Depositor provide to such Purchaser or Depositor (or any designee of the Depositor, such as a master servicer or administrator) a written description of the role and function of each Subcontractor utilized by the Company or any Subservicer, specifying (A) the identity of each such Subcontractor, (B) which (if any) of such Subcontractors are Participating Entities, and (C) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (B) of this paragraph; provided that such request shall be made for the purpose of satisfying the Depositor’s reporting obligation under the Securities Act and the Exchange Act with respect to such information.

As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Company shall cause any such Subcontractor used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of Sections 2(e) of this Agreement to the same extent as if such Subcontractor were the Company. The Company shall be responsible for obtaining from each Subcontractor and delivering to the Purchaser and any Depositor any assessment of compliance and attestation required to be delivered by such Subcontractor under Section 2(e), in each case as and when required to be delivered.

(g) Indemnification; Remedies.

(i) The Company shall indemnify the Purchaser, each affiliate of the Purchaser, and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person responsible for the execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(A)(1) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants’ letter or other material provided in written or electronic form under this Addendum by or on behalf of the Company, or provided under this Addendum by or on behalf of any Subservicer, Participating Entity or, if applicable, Third-Party Originator (collectively, the “Company Information”), or (2) the omission or alleged omission to state in the Company Information a material fact required to be stated in the Company Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (2) of this paragraph shall be construed solely by reference to the Company Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information;

(B) any failure by the Company, any Subservicer, any Participating Entity or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Addendum, including any failure by the Company to identify pursuant to Section 2(f)(ii) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB; or

(C) any breach by the Company of a representation or warranty set forth in Section 2(b)(i) or in a writing furnished pursuant to Section 2(b)(ii) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to Section 2(b)(ii) to the extent made as of a date subsequent to such closing date.

In the case of any failure of performance described in clause (i)(B) of this Section, the Company shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Company, any Subservicer, any Participating Entity or any Third-Party Originator.

(ii) (A) Any failure by the Company, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Amendment Regulation AB (including, without limitation, any statement, writing or notification required by a representation or warranty set forth in Section 2), shall, except as provided in clause (B) of this paragraph, if not cured within three (3) Business Days of the Company’s receipt of notice of such failure (or immediately and automatically, without notice or grace period, in the event that such failure will result or has resulted in the Purchaser’s or its affiliated sponsor’s loss of right, for which the Purchaser or Depositor cannot obtain a waiver from the Commission, to maintain any registration statement relating to securitization transactions of the same type as the Securitization Transactions contemplated hereunder) constitute an Event of Default with respect to the Company under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement to the contrary) of any compensation to the Company; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

(B) Any failure by the Company, any Subservicer or any Participating Entity to deliver any information, report, certification or accountants’ letter when and as required under Section 2(d) or 2(e), including (except as provided below) any failure by the Company to identify pursuant to Section 2(f)(ii) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, which continues unremedied for ten calendar days after the date on which such information, report, certification or accountants’ letter was required to be delivered shall constitute an Event of Default with respect to the Company under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Company; provided, however it is understood that the Company shall remain entitled to receive reimbursement for all unreimbursed Monthly Advances and Servicing Advances made by the Company under this Agreement and/or any applicable Reconstitution Agreement. Notwithstanding anything to the contrary set forth herein, to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

Neither the Purchaser nor any Depositor shall be entitled to terminate the rights and obligations of the Company pursuant to this subparagraph (ii)(B) if a failure of the Company to identify a Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB was attributable solely to the role or functions of such Subcontractor with respect to mortgage loans other than the Mortgage Loans.

(C) The Company shall promptly reimburse the Purchaser (or any designee of the Purchaser, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Purchaser (or such designee) or such Depositor as such are incurred, in connection with the termination of the Company as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer. The provisions of this paragraph shall not limit whatever rights the Purchaser or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

(iii) The Purchaser shall indemnify and hold harmless the Company, each affiliate of the Company, any Subservicer, any Participating Entity, and, if applicable, any Third-Party Originator, each Person who controls any of such parties (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Company, from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(A)  any untrue statement of a material fact contained or alleged to be contained in any offering materials and filings with the Commission related to a Securitization Transaction, including without limitation the registration statement, prospectus and prospectus supplement, and any amendments or supplements to the foregoing (collectively, the “Securitization Materials”), or

(B)  the omission or alleged omission to state in the Securitization Materials a material fact required to be stated in the Securitization Materials or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but, in each case, only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is other than the Company Information.

3.
Subservicers and Subcontractors. The Company acknowledges that a Subservicer or Subcontractor that performs services with respect to mortgage loans involved in a Securitization Transaction in addition to the Mortgage Loans may be determined by a Depositor to be a Participating Entity on the basis of the aggregate balance of such mortgage loans, without regard to whether such Subservicer or Subcontractor would be a Participating Entity with respect to the Mortgage Loans viewed in isolation. The Company shall (A) respond as promptly as practicable to any good faith request by the Purchaser or any Depositor for information regarding each Subservicer’s and each Subcontractor’s role and (B) cause each Subservicer and each Subcontractor with respect to which the Purchaser or any Depositor requests delivery of an assessment of compliance and accountants’ attestation to deliver such within the time required under Section 2(e). Notwithstanding the foregoing, the liability of the Company with respect to any information, assessment or attestation furnished by or on behalf of a Subservicer or Subcontractor under this Section 3 (where such Subservicer or Subcontractor would not have been deemed to be a Participating Entity based on the Mortgage Loans alone) shall be limited to the ratable liability incurred in respect of such information, assessment or attestation furnished by or on behalf of a Subservicer or Subcontractor determined based upon the value of the Mortgage Loans as a proportionate share of all mortgage loans included in the related Securitization Transaction for which such Subservicer or Subcontractor performs services.

4.
Consents. Notwithstanding any other provision of this Addendum, (i) the Company shall seek the consent of the Purchaser for the utilization of all third party service providers, including Subservicers and Subcontractors, when required by and in accordance with the terms of the Existing Agreement and (ii) references to the Purchaser shall be deemed to include any assignees or designees of the Purchaser, such as any Depositor, a master servicer or a trustee.

Annex 1 to Regulation AB Addendum

FORM OF ANNUAL CERTIFICATION

Re:	The [ ] agreement dated as of [ ], 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

I, ________________________________, the _______________________ of Countrywide Home Loans, Inc., certify to [the Depositor][or] [Master Servicer], and [its] officers, with the knowledge and intent that they will rely upon this certification, that:

(1)
I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2)
Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3)
Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

(4)
I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

(5)
The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date: _________________________
By: ___________________________
Name:
Title:

Annex 2 to Regulation AB Addendum

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Company] [Name of Subservicer] shall address, at a minimum, the applicable criteria identified below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.